Final version

Dated                                                                       2008

(1) THE PERSONS listed in schedule 1

(2) Mobiventures Inc

AGREEMENT FOR THE SALE AND PURCHASE OF THE
ENTIRE ISSUED SHARE CAPITAL OF PURE PROMOTER
LIMITED

THIS AGREEMENT is made on this 4th day of April 2008

BETWEEN:

(1)	THE PERSONS whose names and addresses are set out in schedule 1 (the "Sellers"); and

(2)	Mobiventures Inc. a Nevada corporation with an address at Sunnyside, Brinkworth, Chippenham, Wiltshire, SN15 5BY, England (the "Buyer").

WHEREAS:

(A)	The issued share capital of the Company (as defined below) is comprised 100 A Ordinary Shares of £1.00 each and 365 B Ordinary Shares of £1.00 each.

(B)	Further particulars of the Company at the date of this agreement are set out in Schedule 2.

(C)

The Sellers are the legal and beneficial owners of, or are otherwise able to procure the transfer of, the legal and beneficial title to the number of shares set out opposite their respective names in Schedule 1 comprising in aggregate the whole of the issued share capital of the Company.

(D)	The Sellers have agreed to sell and the Buyer has agreed to buy the Shares (as defined below) subject to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1	Definitions and interpretation

1.1	In this agreement, including the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

“Accountants”
such firm of chartered accountants as may be appointed from time to time by the Company as its accountants in order to draw up its annual statutory accounts;

"Accounts"
the unaudited abbreviated annual accounts of the Company for the accounting reference period ended on the Accounts Date, comprising a balance sheet, and the notes thereon;

"Accounts Date"
31st March 2007;

“Addendum”
the addendum, in the agreed form, to the existing employment agreements previously entered into between the Company, and Stuart Hobbs, Mark Hla, Ash Richards and Roger North-Row respectively;

“Anticipated Completion Date”
the 18th day of April 2008;

"Business Day"
a day other than a Saturday or Sunday or public holiday in England and Wales;

“Business Plan”
the business plan in the form appearing in Schedule 12 hereto or in such other form as may be agreed from time to time between the Managers and the Buyers;

“Buyer’s Group”
the Buyer, any subsidiary of the Buyer, any holding company of the Buyer and any subsidiary of any holding company of the Buyer from time to time;

“Buyer’s Loan”
means the principal amount lent by the Lender to the Buyer for the purposes of purchasing the Shares together with any interest, costs, charges, penalties and other liabilities actual or contingent from time to time arising or incurred to Lender in respect of the same;

"Buyer's Solicitors"
Lang Michener LLP, 1500 – 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7

"CA1985"
the Companies Act 1985;

"CA2006"
the Companies Act 2006;

"Claim"
a claim by the Buyer involving or relating to a breach of a General Warranty;

"Companies Acts"
CA1985 and CA2006, together as in force from time to time;

"Company"
Pure Promoter Limited details of which are set out in schedule 2;

"Company Intellectual Property"

(a)	the Technical Information;
(b)	the Confidential Information; and
(c)	all other Intellectual Property which is used in, required for or material to the conduct of the Company's business at the date of this agreement, or which relates to any of the assets of the Company;

"Completion"
completion of the sale and purchase of the Shares in accordance with this agreement;

"Computer Equipment"
all computer hardware including all disks, disk drives, display screens, keyboards, printers, microprocessors (whether embedded in a computer or any other piece of equipment) associated and peripheral equipment and firmware and any other items that connect with any or all of them together with technical documentation, which in each case are owned by the Company and/or used in the Company's business;

"Computer Software"
all computer software owned and/or used by the Company, including all executable versions of computer programs in both source and object code form, all operating systems software comprised in the Computer Equipment and all application software and all other software owned and/or used by the Company or which by virtue of the Company's interest in the Computer Equipment, or in software owned and/or used by the Company, the Company is entitled to have or use or is capable of having or using;

"Computer Systems"
the Computer Software and the Computer Equipment;

"Conditions"

the conditions specified in clause 5 and "Condition" shall mean each of them;

"Confidential Information"
all trade secrets, data, know how and other such information (in whatever form held including written, oral, visual and electronic) which is for the time being not publicly known which is used in, or otherwise relates to, any part of the Company's business including (i) any services rendered by the Company, (ii) the operations, management, administration or other financial affairs of the Company, (iii) the sale or marketing of any of the services rendered by the Company or (iv) the Company Intellectual Property;

"Consideration"
the total consideration payable by the Buyer to the Sellers for the sale of the Shares in accordance with this agreement; being the aggregate of the Initial Consideration, the Second Cash Consideration and the Earn Out Consideration.

“Consideration Shares”
any shares in the capital of the Buyer issued and allotted to the Sellers in satisfaction of any part of the Consideration in accordance with this Agreement;

"Data Protection Legislation"
any and all data protection and privacy legislation in force from time to time in those parts of the world in which the Company operates and/or processes personal data (either directly or via a third party) including the Data Protection Act 1984, the Data Protection Act 1998, the Telecommunications (Data Protection and Privacy) Regulations 1999 and the Privacy and Electronic Communications (EC Directive) Regulations 2003;

“the Deed of Priorities”
the deed in the agreed form, to be entered into between (1) the Buyer, (2) the lender and (3) Stuart Hobbs;

"Disclosure Documents"
the two identical bundles of documents (as listed in the schedule to the Disclosure Letter) in the agreed form;

"Disclosure Letter"
the letter in the agreed form from the Sellers to the Buyer in relation to the Warranties having the same date as this agreement;

"Domain Names"
the domain names listed at pages 472 to 475 inclusive of the Disclosure Documents;

"Due Proportion"
the respective proportions shown in column (4) of schedule 1 being the proportions in which the Shares are held by the Sellers;

"E-Commerce Legislation"
any and all e-commerce legislation in force from time to time in those parts of the world in which the Company operates including the Electronic Commerce (EC Directive) Regulations 2002;

“Earn Out Consideration”
the maximum aggregate sum of £362,522 payable to the Sellers in accordance with clause 4;

“Earn Out Period”
the period from Completion to the date of final payment of the Earn Out Consideration.

"EHS Laws"
all applicable laws, statutes, secondary legislation, bye-laws, regulations, directives, common law, judgments, orders or decisions of any court, codes of practice, guidance notes and circulars (which have legal effect) and directions of any regulatory authority in force from time to time relating to EHS Matters;

"EHS Matters"

(a)	the pollution, conservation or protection of, or prevention of harm to the Environment or health & safety of humans and animals;
(b)	the presence, existence, disposal, release, spillage, deposit, escape, leak, migration or emission of Hazardous Substances;
(c)	the exposure of any person to Hazardous Substances;
(d)	the creation or existence of any noise, odour, radiation or nuisance
(e)	the health & safety of any person, including any accidents, injuries, illnesses and diseases;

"Encumbrance"
a mortgage, charge, pledge, lien, option, restriction, right of first refusal, right of preemption, right of set-off, third-party right or interest, assignment by way of security, other encumbrance or security interest of any kind or another type of preferential arrangement (including a title transfer or retention arrangement) having similar effect howsoever arising;

"Environment"
all or any of the following media, namely, the air, water and land; and any natural organisms supported by any of those media;

"Environmental Permit"
any permit, licence, consent, approval, certificate, registration, exemption or other authorisation required under any EHS Laws for the operation of the Company's business or the use of the Property;

"General Warranty"
a Warranty other than a Tax Warranty and "General Warranties" means all those statements;

"Hazardous Substances"
any natural or artificial substance (whether solid, liquid or gas) whether alone or in combination with any other substance which is capable of causing harm to the Environment or the health or safety of humans or any living organism supported by the Environment;

“IFRS”
the International Financial Reporting Standards issued by the International Accounting Standards Board;

"Independent Adviser"
a chartered accountant of at least 10 years standing (with experience of the matter or circumstance which may constitute a Material Adverse Change) agreed upon by the Sellers and the Buyer or, in the event of their failure to agree upon the identity of the Independent Advisor within 5 days, nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales upon the application of either party;

“Initial Consideration”
collectively, the Initial Cash Consideration and the Initial Share Consideration;

“Initial Cash Consideration”

the aggregate sum of £1,290,000 payable in cash to Darren Fell, Mark James Hla, Ash Richards, Roger North-Row, Tim Brown and Darren Broad on Completion in accordance with the provisions of and in the amounts stated in Clause 3.1.1

“Initial Share Consideration”
the aggregate sum of £1,675,000 payable to Stuart Hobbs, Mark James Hla, Ash Richards and Roger North-Row and which shall be satisfied by the allotment to them on Completion of that number of Consideration Shares as stated in Clause 3.1.2 and otherwise in accordance with the provisions of that clause;

"Intellectual Property"
all intellectual property rights, including:

(a)	patents, Trade Marks, copyright, rights in designs, rights in inventions, database rights and topography rights (whether or not registered);
(b)	applications for any of the rights in (a) above, together with the right to apply for registration of such rights;
(c)	know-how, trade secrets, confidential information, technical information, customer and supplier lists and any other proprietary knowledge and/or information of whatever nature and howsoever arising, together with any rights or types of protection of the same or of a similar nature to those listed in (a), (b) or (c) which may subsist anywhere in the world and in each case for their full term and/or effect;

“Lender”
means Trafalgar Capital Specialized Investment Fund "Long Stop Date" 30th April 2008;

“Losses”
losses, damages (including without limitation), special, incidental, consequential and punitive damages), costs, actions, awards, penalties, fines, proceedings, claims, demands, liabilities and expenses (including (without limitation) all legal and other professional fees and expenses);

“Managers”
together Mark James Hla and Stuart Hobbs and “Manager” means any one of them;

"Management Accounts"
the unaudited management accounts of the Company comprising a profit and loss account for the period which commenced on 1st April 2007 and ended on 29th February 2008, a copy of which appears at page 6A of the Disclosure Documents;

"Material Adverse Change"
a) the termination for any reason of the employment by the Company of Stuart Hobbs or Mark Hla;
(b) the notification by a third party of its intention to bring a claim against the Company where the loss or damages being claimed are £50,000 or more; or
(c) any other event taking place between the date of this agreement and Completion that has a material and adverse effect on the financial position (including turnover, profitability and cash flow) or business prospects of the Company (where the expression “material” shall mean an event which would result in a loss or liability to the Company in excess of £50,000) but ignoring any such event details of which were fairly disclosed by the Sellers in the Disclosure letter (where the expression “fairly disclosed” shall be interpreted in the same manner as set out in clause 8.2;

“Ordinary Shares”
means the ordinary shares in the capital of the Buyer having a nominal value of $0.001 USD each;

“Outstanding Loans”
the sum of £43,806 outstanding and due to Stuart Hobbs and the sum of £8,770 outstanding and due to Tim Brown, at the date hereof;

"Properties"
means the various properties details of which are set out in Schedule 10;

"Relevant 2009 Accounts"
the Company's audited annual accounts for the financial year ended on 31 March 2009, the auditors' report in those accounts and the directors' report for that year;

"Relevant 2010 Accounts"
the Company's audited annual accounts for the financial year ended on 31 March 2010, the auditors' report in those accounts and the directors' report for that year;

“Relevant Claim”
a claim by the Buyer under the Tax Covenant or involving or relating to breach of a General Warranty or Tax Warranty ;

"Restricted Period"
the period of 2 years from the date of Completion;

"SEC"
means the United States Securities and Exchange Commission;

“Second Cash Consideration”
means the sum of £556,400.00 payable in cash to Stuart Hobbs in accordance with the provisions of Clause 3.1.3

"Securities Act"
means the United States Securities Act of 1933, as amended;

"Sellers' Representative"
Stuart Hobbs;

"Sellers' Solicitors"
Geoffrey Leaver Solicitors of 251 Upper Third Street, Central Milton Keynes, Bucks, Mk9 1DR (Ref: TDW/JJ/Pure);

“Share Mortgage”
the mortgage of the Shares in favour of Stuart Hobbs, in the agreed form;

"Shares"
100 A ordinary shares of £1 each and 365 B ordinary shares of £1 each in the capital of the Company, comprising the whole of the issued share capital of the Company;

“Supplemental Disclosure Letter”
the letter in the agreed form from the Sellers to the Buyer containing details of any new facts or circumstances which have arisen since the date of the Disclosure Letter in relation to the Warranties and Tax Warranties as at Completion;

"Tax" and "Taxation"
have the meaning given in schedule 7;

"Tax Authority"
has the meaning given in schedule 7;

"Tax Claim"
a claim by the Buyer under the Tax Covenant or involving or relating to breach of a Tax Warranty;

"Tax Covenant"
the covenant in part 3 of schedule 7;

"Taxes Act"
has the meaning given in schedule 7;

"Tax Warranty"
a statement in part 2 of schedule 7 and "Tax Warranties" means all those statements;

"Technical Information"
all data, formulae, techniques, trade secrets, expertise, proprietary knowledge, knowhow, designs, drawings, recipes, specifications, instructional materials and other such information, of whatever nature, used by the Company in connection with its business;

"Trade Marks"
business names, domain names, registered and unregistered trade and service marks and applications for registration of any of these; and

"Warranty"
a statement in schedule 5, or part 2 of schedule 7 and "Warranties" means all those statements.

1.2	In this agreement, a reference to:

1.2.1

a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 258 CA1985 and a "subsidiary" or "holding company" is to be construed in accordance with section 736 CA1985;

	1.2.2	a document in the "agreed form" is a reference to a document in a form approved and, for the purposes of identification, signed by or on behalf of each party;

1.2.3

a statutory provision includes a reference to the statutory provision as replaced, modified or re-enacted from time to time before or after the date of this agreement and any subordinate legislation made under the statutory provision before or after the date of this agreement. In particular (without prejudice to the generality of the foregoing) a reference to a section of CA1985 shall include a reference to any section of CA2006 which replaces, modifies or re-enacts that section of CA1985 at any time after the date of this agreement with effect from the date such section of CA2006 comes into force;

1.2.4

a person includes a reference to an individual, body corporate, association, government, state, agency of state or any undertaking (whether or not having a legal personality and irrespective of the jurisdiction in or under the law of which it was incorporated or exists);

1.2.5

a party means a party to this agreement and includes its permitted assignees and/or the successors in title to substantially the whole of its undertaking and, in the case of an individual, to his estate and personal representatives;

1.2.6	a company (other than "the Company") shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

1.2.7	this agreement includes its schedules;

1.2.8	a sub-clause in a clause, or to a paragraph in a schedule, are to a sub- clause of that clause or a paragraph of that schedule;

1.2.9	a clause, paragraph or schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or schedule to, this agreement;

1.2.10	writing shall, subject to clause 18.4, include any mode of reproducing words in a legible and non-transitory form;

1.2.11	"includes" and "including" shall mean including without limitation; and

1.2.12

this agreement or any provision of this agreement or any document are to this agreement, that provision or that document as in force for the time being and as amended from time to time in accordance with the terms of this agreement or that document or with the agreement of the relevant parties.

1.3	The contents table and headings in this agreement are for convenience only and do not affect its interpretation.

1.4	Words importing the singular include the plural and vice versa and words importing a gender include every gender.

1.5

All agreements, obligations and liabilities on the part of the Sellers or any two or more of the Sellers contained in or arising under this agreement are joint and several and shall be construed accordingly.

1.6

Any question as to whether a person is connected with another shall be determined in accordance with section 839 of the Taxes Act (except that in construing section 839 "control" has the meaning given by section 840 or section 416 of the Taxes Act so that there is control whenever section 840 or 416 requires) which shall apply in relation to this agreement as it applies in relation to the Taxes Act.

2	Sale and purchase

2.1

Each of the Sellers shall sell with full title guarantee and free from any Encumbrance, and the Buyer shall purchase, the number of Shares set opposite the name of that Seller in column (2) of schedule 1.

	2.2	Section 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 shall have no effect for the purposes of this agreement.

2.3

Title to, beneficial ownership of and any risk attaching to the Shares shall pass to the Buyer on Completion and the Shares shall be sold and purchased together with all rights and benefits attached to or accruing to them at or at any time after Completion.

	2.4	The Buyer shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously.

	2.5	Each of the Sellers irrevocably waives any right of pre-emption or other right or restriction on transfer in respect of any of the Shares conferred on him (whether under the articles of association of the Company or otherwise) and shall procure the irrevocable waiver of any such right or restriction conferred on any other person who is not a party to this agreement.

3	Consideration

	3.1	The aggregate consideration for the sale of the Shares shall be:

3.1.1

the Initial Cash Consideration which shall be paid in cash at Completion in the following amounts to the following Sellers, namely: £1,024,000 to Darren Fell, £106,000 to Mark James Hla, £40,000 to Ash Richards , £20,000 to Roger North-Row, £50,000 to Tim Brown and £50,000 to Darren Broad;

3.1.2

the Initial Share Consideration payable in the following amounts to the following Sellers namely: £1,000,000 to Stuart Hobbs, £450,000 to Mark James Hla, £150,000 to Ash Richards and £75,000 to Roger North-Row, and which shall be satisfied by the allotment at Completion of such number of Ordinary Shares which when multiplied by $0.10 USD per share is equal to the proportion of the Initial Share Consideration due to such Seller in accordance with this clause 3.1.2

		3.1.3	Second Cash Consideration which shall be paid in cash to Stuart Hobbs on or before the date falling 6 months after Completion;

		3.1.4	the Earn Out Consideration (if any) to be calculated and satisfied in accordance with clause 4;

3.2

Notwithstanding any other provisions of this agreement the maximum aggregate consideration payable for the Shares (as a combination of both Cash Consideration and Consideration Shares) shall not under any circumstances exceed £3,883,922.

3.3

In the absence of any other written agreement between the parties in relation thereto, the parties agree that any sum due from one party to the other pursuant to any provision of this agreement may be paid by telegraphic transfer of funds to the receiving party's solicitors whose receipt shall constitute a full discharge of the paying party's obligation to make any such payment and the paying party shall not be concerned with the application of any such amount.

3.4

If the Buyer fails to comply with the provisions of clause 3.1.3 then Stuart Hobbs shall be entitled by notice in writing served on the Buyer within 120 days of the date on which payment should have been made by the Buyer in accordance with clause 3.1.3, to elect to buy back the entire issued share capital of the Company from the Buyer for a total cash consideration of £1. In the event that Stuart Hobbs exercises the right to buy back the entire issued share capital of the Company from the Buyer in accordance with the provisions of this clause, he shall be obliged (by way of additional consideration) to repay the Buyer’s Loan in full (which the Buyer hereby irrevocably instructs and consents to Stuart Hobbs paying directly to the Lender) or to enter into some arrangement with the Lender in order to take over all liability that the Buyer has in respect of the Buyer’s Loan. In the event that Stuart Hobbs exercises the right to buy back the entire issued share capital of the Company from the Buyer in accordance with the provisions of this clause, the Buyer shall on a day to be nominated by Stuart Hobbs (being no later than 30 days following the day on which he served notice on the Buyer pursuant to this clause) transfer those shares which comprise the then entire issued share capital of the Company to Stuart Hobbs with full title guarantee and free from all encumbrances of whatever nature subject only to any remaining charges or other security interest in favour of the Lender. In the event that the Buyer shall be in breach of any of the provisions contained in this clause then subject to Stuart Hobbs having complied with, or being willing and able to comply with, the same, the Buyer shall indemnify Stuart Hobbs in respect of all or any losses thereby occasioned.

3.5	In connection with the issuance of the Consideration Shares according to this agreement both on Completion and in accordance with clause 4 , each Seller acknowledges and agrees with the Buyer that:

3.5.1

Regulation S. The Consideration Shares will be offered and sold to the Sellers without such offers and sales being registered under the Securities Act and will be issued to the Seller in accordance with Rule 903 of Regulation S of the Securities Act in an “offshore transaction” within the meaning of Regulation S based on the representations and warranties of the Seller in this Agreement. As such, each Seller further acknowledges and agrees that all Consideration Shares will, upon issuance, be “restricted securities” within the meaning of the Securities Act.

3.5.2

Agreement Regarding Resale. The Seller agrees to resell the Consideration Shares only in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act, and otherwise in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Seller agrees that the Buyer may require the opinion of legal counsel reasonably acceptable to the Buyer in the event of any offer, sale, pledge or transfer of any of the Consideration Shares by the Seller pursuant to an exemption from registration under the Securities Act. Each Seller agrees that the Buyer may refuse to register any transfer of the Consideration Shares if such transfer is not made in accordance with the provisions of Regulation S of the Securities Act, or pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

	3.5.3	Prohibition Against Hedging Transactions. The Seller agrees not to engage in hedging transactions with regard to the Consideration Shares unless in compliance with the Securities Act.

3.5.4

No Obligation to Register. The Seller acknowledges that the Buyer has not agreed and has no obligation to register the resale of the Consideration Shares under the Securities Act however the Buyer will attach piggyback registration rights to the shares.

3.5.5

Share Certificates. The Seller acknowledges and agrees that all certificates representing the Consideration Shares will be endorsed with the following legend in accordance with Regulation S of the Securities Act or such similar legend as deemed advisable by legal counsel for the Buyer to ensure compliance with Regulation S of the Securities Act and to reflect the status of the Consideration Shares as restricted securities:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING

TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT”.

3.6	In connection with the issuance of the Consideration Shares according to this agreement both on Completion and in accordance with clause 4, the Buyer covenants with each of the Sellers that:

(i)

no later than eighteen (18) months from the date hereof, the Buyer will do all such things as are necessary in order to procure the full registration of the Consideration Shares pursuant to the provisions of the Securities Act so as to enable such shares to become fully and freely tradable, including but not limited to preparing and filing with the SEC a registration statement pursuant to Rule 415 of the Securities Act or pursuant to any successor rule which relates to the registration formalities to be observed to enable the Consideration Shares to become fully and freely tradable;

	(ii)	the Buyer will in a timely manner file all reports that it is required to file pursuant to the Securities Act and any other legislation that is applicable to it; and

(iii)

in the event that the Buyer shall fail to procure that the Consideration Shares become fully and freely tradable within the time period set out in clause 3.6(i) above, then without prejudice to any other remedies that the Sellers (or any of them) may have, the Buyer shall at its own cost and expense be responsible for obtaining any opinion of legal counsel which is required pursuant to clause 3.5.2 in the event of any intended offer, sale, pledge or transfer of any of the Consideration Shares by any of the Sellers pursuant to an exemption from registration under the Securities Act.

3.7	For the purposes of clause 3.1.2 above the following rate of exchange shall be used namely: £1.00 = $2.00 USD.

3.8

At all times that Stuart Hobbs owns any of the Consideration Shares he (or such person as he may nominate from time to time) shall be entitled to be appointed as and to remain as a director of the Buyer, and the Buyer shall take such steps as may be required in order to comply with the provisions of this clause.

4	Earn Out Consideration

	4.1	The Earn Out Consideration shall be calculated as follows:

Relevant 2009 Accounts

4.1.1

Provided that the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts is equal to or greater than £725,000 the Buyer shall by way of additional consideration pay £41,860 to Darren Fell, £62,500 to Stuart Hobbs, £22,500 to Mark Hla, £10,000 to Ash Richards and £5,000 to Roger North-Row. If the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts is between £600,000 and £725,000 then the Earn Out Consideration due in accordance with this clause 4.1.1 to each of the Sellers named in this clause shall be calculated by reference to the following formula (‘the 2009 Formula’), namely:

(A ÷ 125,000) X EOC

Where:

A is that portion of the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts which represents the excess over and above £600,000; and

EOC is the Earn Out Consideration which would have been paid to that Seller had the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts been equal to or greater than £725,000.

The amounts payable in accordance with this clause 4.1.1 shall be satisfied by the allotment to the Sellers named in this clause, on or before the 31st May 2009, of such number of Ordinary Shares which when multiplied by $0.10 USD per share is equal to the proportion of the Earn Out Consideration due to such Seller in accordance with this clause.

4.1.2

Provided that the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts is equal to or greater than £725,000 the Buyer shall pay by way of additional consideration £32,173 to Darren Fell, £3,614 to Darron Broad and £3,614 to Tim Brown. If the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2009 Accounts is between £600,000 and £725,000 then the Earn Out Consideration due to each of the Sellers named in this clause 4.1.2 shall be calculated by reference to the 2009 Formula as if the same had been set out mutatis mutandis in this clause.

The amounts payable in accordance with this clause 4.1.2 shall be paid in cash on or before the 31st May 2009.

Relevant 2010 Accounts

4.1.3

Provided that the Profit for the year ended 31st March 2010 as disclosed in the Relevant 2010 Accounts is equal to or greater than £1,025,000 the Buyer shall pay by way of additional consideration £41,860 to Darren Fell, £62,500 to Stuart Hobbs, £22,500 to Mark Hla, £10,000 to Ash Richards and £5,000 to Roger North-Row. If the Profit for the year ended 31st March 2010 as disclosed in the Relevant 2010 Accounts is between £725,000 and £1,025,000 then the Earn Out Consideration due in accordance with this clause 4.1.1 to each of the Sellers named in this clause shall be calculated by reference to the following formula (‘the 2010 Formula’), namely:

(A ÷ 300,000) X EOC

Where:

A is that portion of the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2010 Accounts which represents the excess over and above £725,000; and

EOC is the Earn Out Consideration which would have been paid to that Seller had the Profit for the year ended 31st March 2010 as disclosed in the Relevant 2010 Accounts been equal to or greater than £725,000.

The amounts payable in accordance with this clause 4.1.3 shall be satisfied by the allotment to the Sellers named in this clause, on or before the 31st May 2010, of such number of Ordinary Shares which when multiplied by $0.10 USD per share is equal to the proportion of the Earn Out Consideration due to such Seller in accordance with this clause.

4.1.4

Provided that the Profit for the year ended 31st March 2009 as disclosed in the Relevant 2010 Accounts is equal to or greater than £1,025,000 the Buyer shall pay by way of additional consideration £32,173 to Darren Fell, £3,614 to Darron Broad and £3,614 to Tim Brown. If the Profit for the year ended 31st March 2010 as disclosed in the Relevant 2010 Accounts is between £725,000 and £1,025,000 then the Earn Out Consideration due to each of the Sellers named in this clause

4.1.2	shall be calculated by reference to the 2010 Formula as if the same had been set out mutatis mutandis in this clause.

The amounts payable in accordance with this clause 4.1.4 shall be paid in cash on or before the 31st May 2010.

4.1.5

For the purposes of clauses 4.1 1 and 4.1.3 the exchange rate to be used in order to convert £ into $ USD, shall be the spot rate of exchange of HSBC Bank Plc, Milton Keynes Branch for purchasing $ USD with £ prevailing on the working day prior to the day on which such shares are allotted, as conclusively determined by that bank acting in good faith.

4.1.6	For the avoidance of doubt the maximum aggregate sum payable to the Sellers under this clause 4.1 shall be £362,520.

4.2

Any payments to be made to the Sellers pursuant to clause 4.1 in cash shall be made to such account or accounts as the Sellers shall direct. Such payment will be made within five Business Days of the agreement of the Schedule (as defined in clause 4.6 below) or (in the event of a reference in accordance with clause 4.7) the date on which the Expert's decision is given in accordance with clause 4.9.

4.3

Any proportion of the Earn Out Consideration to be satisfied in shares in accordance with clauses 4.1.1 or 4.1.3 above or clause 4.7 below shall be satisfied by the issue and allotment to the relevant Seller by the Buyer of such number of ordinary shares of $0.001 each in the capital of the Buyer which when divided by $0.10 equal to the proportion of the Earn Out Consideration due to such Seller in accordance with clauses 4.1.2 or 4.1.4 above or clause 4.7 below as appropriate.

4.4

If the Buyer has reasonable grounds to believe it will be unable to comply with the provisions of clause 4.2 in respect of any element of the Earn Out Consideration due and payable in cash in relation to either the 2009 Earn Out or the 2010 Earn Out, then the Seller shall be entitled, by notice in writing served on the Buyers so as to be received by the Buyers no later than the last date on which payment should have been made by the Buyer in accordance with clause 4.2 to offer to the Sellers shares in the capital of the Buyer in lieu of the cash consideration due. The Buyers shall, by notice in writing to the Seller, be entitled either elect to accept such offer or to require the Buyer to pay interest on the unpaid amount at the rate of 10% per annum (compounded quarterly) for each day that the Earn Out Consideration remains unpaid..

4.5	The Profit shall be determined by reference to the Relevant Accounts of the Company prepared in accordance with the following principles (in decreasing order of priority):

	4.5.1	the specific accounting provisions in this agreement to take priority

	4.5.2	thereafter, the accounting principles, policies and practices used in the preparation of the Accounts;

	4.5.3	thereafter, IFRS.

For the avoidance of doubt, sub-clause 4.5.1 shall take precedence over sub-clause 4.5.2 and sub-clause 4.5.2 shall take precedence over 4.5.3.

4.6	For the purposes of this agreement the expression “Profit" shall mean the pre- taxation and pre-depreciation and amortisation earnings of the Company before charging:

4.6.1	any dividend or provision for any dividend for any share in the capital of the Company or any other distribution or the transfer of any sum to reserve;

4.6.2

any sums paid or payable to the Buyer or any other member of the Buyer's Group by way of management charge other than charges for specific services and costs incurred on behalf of the Company and agreed by the Sellers in good faith;

4.6.3

all payments made without the Sellers' consent (such consent not to be unreasonably withheld or delayed where such payment has been made in good faith and for services properly rendered) to executive directors of the Company and employees which are in addition to their contracted basic salaries and benefits;

4.6.4

any amounts charged from the Buyer or any other company in the Buyer's Group in relation to group costs or central costs which have not been specifically incurred by the Company in relation to its own business including, without limitation:

	(a)	any remuneration paid to directors and employees of any company in the Buyer's Group other than the Company save for Stuart Hobbs’ remuneration paid to him as a director of the Buyer;

	(b)	any audit fees, professional fees and consultancy costs incurred by any company in the Buyer's Group other than the Company;

	(c)	the costs of operating the Buyer's Group head office;

(d)

any costs relating to the acquisition of the Company and raising finance to fund the acquisition and any costs which are incurred in relation to any future acquisition of any company or business or the funding thereof;

(e)

the costs of calculating any payments due to the Sellers under this agreement, including any professional fees incurred and any of the costs of the Auditors or the accountants which may be incurred in relation to the calculation or determination of any such payments, but excluding the costs properly incurred by the Company in the preparation of its own annual audited accounts; and

	(f)	any amounts incurred by way of recharge from any company in the Buyer's Group in excess of the fair market revenue of the goods and services provided to the Company.

but after charging, deducting or making an adequate provision for all revenue expenses and outgoings properly incurred in the course of the business of the Company (other than those excluded specifically by clauses 4.6.1 to 4.6.4 above) and having specific regard to the following principles:

4.6.5	Sales revenue shall be recognised on the date that the customer has access to the underlying products sold;

4.6.6	Provision shall be made for sales credit notes raised after the relevant balance sheet date;

4.6.7	Provision shall be made for all outstanding trade debtor balances in excess of 90 days old as at the relevant balance sheet date save that any such debt shall be subsequently taken into account when calculating the Profit in the event that (and to the extent that) payment of such debt is received within 60 days of the relevant balance sheet date;

4.6.8	Provision shall be made for all sales commissions and bonuses payable on profits;

4.6.9	Refurbishment costs shall be capitalised and depreciated over the entire period of any lease; and

4.6.10	Rent, rates and services charges shall be recognised on a monthly basis according to when they are due to be paid and shall not be averaged out over the course of any lease.

4.7

The parties jointly undertake to procure (in so far as they are legally able to do so) that the Accountants will prepare and deliver to the Sellers the Relevant Accounts for the years ending 31 March 2009 and 31 March 2010 together with a schedule showing the calculation of the Profit for that year and the calculation of the Earn Out Consideration payable ("Schedule") as soon as may be practicable after the completion of the audited accounts of the Company for that period and in any event by no later than 20th May in each relevant year.

4.8

If within a period of 21 days following receipt of the Schedule the Sellers notify the Buyer that they disagree with the Schedule, the Buyer shall consult with such firm of accountants as the Sellers may have appointed for that purpose (“the Sellers' Accountants”) to give to them or any of them all reasonably requested explanations and information in relation to the Schedule in accordance with clause 4.12. Any amendments which may be agreed between the Buyer, the Accountants and the Sellers as a result of such consultation shall be incorporated in and form part of the Schedule for the purposes of this agreement. For the avoidance of doubt, in the event that the Sellers do not notify the Buyer within the 21 day period they shall be deemed to agree the Schedule. If (notwithstanding any other such amendment which may be so agreed) the Buyer, the Accountants and the Sellers are unable to agree the Schedule within 21 days after the Sellers shall have notified the Buyer of their disagreement, the Schedule shall be determined by a chartered accountant or a firm of chartered accountants (the "Expert") to be appointed by agreement between the Buyer and the Sellers.

4.9

In the event of the Buyer and the Sellers failing to agree the appointment of the Expert within 14 days of the expiration of the period of 21 days referred to in clause 4.8 then either of them may forthwith apply to the President or other appropriate officer for the time being of The Institute of Chartered Accountants in England and Wales to appoint the Expert for the purpose of this clause. In particular the Expert shall determine the Profit for the relevant financial period and give his certificate as to the Profit and as to the amount of the relevant tranche of Earn Out Consideration.

4.10

The Expert shall be instructed to deliver the certificate within 20 Business Days of his nomination or appointment and such certificate shall, in the absence of fraud or manifest error, be conclusive and binding upon all the parties to this agreement and in making any such determination the Expert shall have regard to the provisions of this agreement and, in particular, but without limiting the generality of the foregoing, the definition of Profit contained in this clause 4.

4.11

The Expert shall act as an expert and not as an arbitrator and the costs, charges and expenses of obtaining such certificate (exclusive of the cost of any party to this agreement in presenting their case to the Expert which shall be borne by such party) shall be borne by the Sellers and the Buyer in equal shares, or as the Expert shall otherwise determine.

4.12

The Buyer shall procure that there are made available to the Accountants, the Sellers’ Accountants and the Expert, if appointed, all documents information and explanations which they may require for the purposes of this clause including (but without limiting the generality of the foregoing) the books and records of the Company and such accountants shall be permitted (in the case of the Seller’ Accountants, at the Sellers' own cost) to take extracts therefrom or make copies thereof to the intent that they shall have the same information facilities and access as will be made available to the Accountant.

4.13

Pending resolution (in accordance with the preceding provisions of this agreement) of any dispute as to the correct amount of Profit for any year, the Buyer shall pay to the Sellers (in cash or in shares as required) on the date specified in clauses 4.1.1 to 4.1.4 inclusive such amount (if any) as the Buyer accepts is due to the Sellers with the balance (if any) payable with 3 working days’ of the Profit being agreed or determined in accordance with those preceding provisions.4.14 Where the Buyer is required to issue any Consideration Shares to any Seller in accordance with this clause 4, the Buyer shall:

(i) procure that the certificate in respect of such Consideration Shares shall bear the following endorsement:

“Fully paid and non-assessable”

(ii) deliver to any Seller receiving any such Consideration Shares a letter in a form reasonably acceptable to that Seller, addressed to that Sellers and written by the Buyer’s US legal counsel confirming that those Consideration Shares are validly issued, fully paid and are non-assessable.

5	Material Adverse Change

5.1

Between the date of this agreement and Completion, the Sellers undertake to promptly notify the Buyer in writing upon becoming aware of any matter or circumstance which is reasonably likely to constitute a Material Adverse Change (such notice, a "Notice of MAC") and to provide the Buyer with as much detail of the matter or circumstance as is reasonably practicable to enable the Buyer to make an informed assessment of the matter or circumstance, its nature and effect.

5.2

The Buyer shall ensure that within 3 days from the receipt of a Notice of MAC, it will notify the Sellers whether in its opinion (acting in good faith) the matter or circumstance constitutes a Material Adverse Change. If the Buyer does not notify the Seller of its decision as to whether the matter or circumstance constitutes a Material Adverse Change within the prescribed period, the matter or circumstance shall be deemed to not constitute a Material Adverse Change and the parties shall proceed to Completion.

5.3

If the Buyer notifies the Sellers that in its opinion (acting in good faith) the matter or circumstance does constitute a Material Adverse Change, the Buyer and the Sellers shall, within three working days starting on the day of receipt of the Buyer's notification pursuant to clause 5.2 above, endeavour to agree as to whether the matter or circumstance constitutes a Material Adverse Change. If within the prescribed period the parties (both parties acting in good faith) have not agreed as to whether the matter or circumstance constitutes a Material Adverse Change, then the matter in dispute shall be referred to an Independent Adviser for determination in accordance with clause 5.4.

5.4

The Independent Adviser shall be instructed to notify the Sellers and the Buyer of his determination of the matters in dispute within five days of the referral to him. He shall be instructed to act as an expert and not as an arbitrator and to notify his decision by means of a written determination. The Independent Adviser shall be entitled to such professional assistance and advice as he may reasonably require. The Sellers and the Buyer shall be entitled to make written submissions to the Independent Adviser (provided they simultaneously furnish a copy to the other) but subject as aforesaid the Sellers and the Buyer shall permit the Independent Adviser to determine the procedure to be followed with regard to his determination of the matters in dispute.

	5.5	The Independent Adviser's decision shall (in the absence of manifest error) be final and binding on the Sellers and the Buyer and his costs shall be borne as he shall determine.

5.6

This agreement shall immediately terminate and cease to have effect as from the date of either agreement that a Material Adverse Change has occurred in accordance with clause 5.3 or determination by the Independent Adviser in accordance with clauses 5.4 and 5.5.

6	Action Pending Completion

	6.1	Between the execution of this agreement and Completion or the earlier termination of the rights and obligations of the parties under this agreement the Sellers shall:

		6.1.1	use all reasonable endeavours to ensure that the Company complies with schedule 4;

		6.1.2	use all reasonable endeavours to ensure that neither they nor the Company does, procures or permits any act or omission which:

			(a)	constitutes a Relevant Claim or Tax Claim or would constitute a Relevant Claim or Tax Claim if Completion were to take place;

			(b)	would give rise to a claim under the Tax Covenant if Completion were to take place;

			(c)	constitutes a breach by any of the Sellers of clause 6.1.1, 13, 14 or 15; or

			(d)	would or is reasonably likely to result in a Material Adverse Change; and

		6.1.3	notify the Buyer together with reasonable details immediately if they become aware of a fact, event or circumstance described in sub- clauses (a) to (d) (inclusive) of clause 6.1.2.

6.2

Each of the Sellers acknowledges that nothing contained in this clause or schedule 4 or the exercise or failure to exercise any of the Buyer's rights under this clause shall give rise to any liability on the part of the Buyer or any member of the Buyer's Group to any of the Sellers.

7	Completion

7.1

Completion shall take place at the office of the Seller's Solicitors on the Anticipated Completion Date, when each of the matters set out in schedule 3 shall occur, provided always that if any of the matters set out in schedule 3 have not be satisfied or so waived by that date then the party not in default shall be entitled to extend the day on which Completion is to take place to such later date as it or he may specify provided that such day is a working day and provided further that such day is no later than the Long Stop Date..

7.2

Upon completion of the matters referred to in schedule 3 the Buyer shall pay the amount stated in clause 3.1.1 in the manner specified in clause 3.3 and shall satisfy the amount stated in clause 3.1.2 in the manner stated in that clause.

8	Warranties

8.1

The Sellers warrant to the Buyer in the terms of the Warranties and shall warrant the same up to and including the date of Completion as if each Warranty and Tax Warranty were repeated at the date of Completion with reference to the facts and circumstances then existing. The Sellers acknowledge that the Buyer is entering into this agreement in reliance on each Warranty.

8.2

The Warranties are qualified by the facts and circumstances fairly disclosed in the Disclosure Letter and the Supplemental Disclosure Letter. For this purpose "fairly disclosed" means disclosed, whether generally or specifically, in such a manner and with such accuracy and sufficient detail so as to enable a reasonable purchaser to identify the nature and scope of the matter disclosed and to make an informed assessment of its effect.

	8.3	Subject to clause 8.2

		8.3.1	no constructive or imputed knowledge relating to the Company or the Shares shall prevent or limit a claim made by the Buyer for breach of clause 8.1.; and

8.3.2

the Sellers may not invoke the Buyer's constructive or imputed knowledge of a fact or circumstance as a defence to a claim for breach of clause 8.1 but shall be entitled to invoke the Buyer’s actual knowledge in such a defence.

8.4

For the purposes of clause 8.3.2 “the Buyer’s actual knowledge” means such knowledge of the Buyer (or any of its directors at the date of this agreement) of the nature, effect and scope of the matter which is the subject of the relevant claim as would enable a reasonable purchaser to make an informed assessment of such matter, and its nature and effect.

8.5

The Sellers waive and may not enforce a right which they may have in respect of a misrepresentation, inaccuracy or omission in or from information or advice supplied or given by the Company or any of its officers or employees for the purpose of assisting the Sellers to make a representation, give a Warranty or prepare the Disclosure Letter.

	8.6	Each Warranty is to be construed independently and (except where this agreement provides otherwise) is not limited by the terms of any other Warranty or any other provision of this agreement.

8.7

Unless otherwise specified, where any Warranty refers to the knowledge, information, belief or awareness of the Sellers (or a similar expression) the Sellers shall be deemed to have such knowledge, information, belief or awareness as the Sellers would have obtained had the Sellers made all due and careful enquiries into the subject matter of that Warranty of each other, the directors and officers of the Company and the advisers of the Company.

8.8

Notwithstanding any other provision of this agreement the liability of the Sellers in respect of a Claim and a Tax Claim shall be limited in accordance with schedule 6, provided that none of the limitations in schedule 6, save for the overall financial limit in paragraph 1.4 of Schedule 6, shall apply in respect of a breach of any of the Warranties in paragraphs 1 or 2 of schedule 5.

9	Indemnities

9.1

The Sellers shall jointly and severally indemnify and keep indemnified the Buyer and (as if directs) the Company and any member of the Buyer’s Group from and against all Losses suffered or incurred by the Buyer or the Company or any member of the Buyer’s Group in respect of any claims made by Michael Bairstow, Vicki Cohen or any other employee or former employee of the Company in respect of shares in the Company purported to be held by them or options or quasi options alleged to be granted to them by the Company or otherwise prior to the date of Completion.

9.2

The Buyer acknowledges that Stuart Hobbs and Mark Hla have each given personal guarantees (“the Guarantees”) to Brighton and Hove City Council in respect of the obligations and liabilities of the Company arising under or connected with the lease entered into between the Company and Brighton and Hove City Council and relating to the premises at Units A to D, South Wing, New England House Business Centre, New England Street, Brighton. In respect of the Guarantees the Buyer agrees that it will at all times hereafter keep Stuart Hobbs and Mark Hla fully and effectively indemnified in respect of any claims made against either or both of them pursuant to the Guarantee provided always that the indemnity contained in this clause shall cease in the event that Stuart Hobbs exercises the right to buy back the entire issued share capital of the Company from the Buyer in accordance with the provisions of clause 3.4 above (subject to the Buyer duly completing such buy back following the exercise of that right).

10	Tax

The provisions of schedule 7 shall apply.

11	Restrictive covenants

11.1

Each of the Sellers hereby severally undertakes with the Buyer (for itself and for the benefit of the Company and each member of the Buyer’s Group) that he will not, either solely or jointly with or through any other person, on his own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

11.1.1

during the Restricted Period carry on or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with a business of the Company as operated at the date of Completion in a territory in which such business is operated at that date;

11.1.2

during the Restricted Period solicit custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the date of Completion, such person having been a customer of the Company in respect of such goods and/or services during such period;

11.1.3

during the Restricted Period accept custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the date of Completion, such person having been a customer of the Company in respect of such goods and/or services during such period;

11.1.4

during the Restricted Period place custom or business with any person in respect of goods and/or services the same as or similar to those supplied to the Company during the period of 12 months prior to the date of Completion, (such person having been a supplier to the Company in respect of such goods and/or services during such period) if in doing so it has or is likely to have a material effect on the supply of such goods and/or services to the Company;

11.1.5

during the Restricted Period induce, solicit or endeavour to entice to leave the service or employment of the Company any person who, during the period of 12 months prior to the date of Completion, was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company;

11.1.6

during the Restricted Period employ any person who, during the period of 12 months prior to the date of this agreement was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company;

11.1.7

in relation to a business which is competitive with the business of the Company as carried on at the date of Completion use any of the Company Intellectual Property (in particular, a name including the word "Pure") or use in that context anything which is intended, or is likely, to be confused with any of the Company Intellectual Property; or

11.1.8	do or say anything which is harmful to the Company's reputation or which may lead a person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all.

11.2

Each restriction in clause 11.1 constitutes an entirely independent restriction on the Sellers and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, or unenforceable in whole or in part for any reason, the remaining restrictions or parts thereof (as appropriate) shall continue to bind the Sellers.

11.3

The Sellers, having taken independent advice, agree that the restrictions in clause 11.1 are reasonable and entered into for the purpose of protecting the goodwill of the Company. If, however, any restriction in clause 11.1 shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

11.4

Nothing in clause 11.1 shall prevent any of the Sellers from being the holder of any number of shares in the Buyer, or beneficially interested in any class of securities in any other company if such class of securities is listed or dealt in on the any Stock Exchange and confers not more than 3% of the votes which can generally be cast at a general meeting of that company.

11.5

Each of the Sellers hereby agrees with the Buyer that he will at the Buyer's request and cost enter into a direct undertaking executed as a deed with the Company whereby he will accept restrictions corresponding to the restrictions in clause 11.1.

12	Conduct of business during the Earn Out Period

The Sellers and the Buyer shall each use all reasonable endeavours to ensure that the provisions of Schedule 8 shall apply and be complied with in relation to the conduct of themselves and the business of the Company during the Earn Out Period

13	Further undertakings and obligations of the Sellers

	13.1	Waiver of Claims

The Sellers confirm that at the date of this agreement (and save in respect of any accrued and unpaid salary and pension entitlements, and any accrued but untaken holiday entitlement, that any of them may have in their capacities as employees of the Company as set out in the Disclosure Letter):

		13.1.1	neither they nor any person connected with any of them has any claim against the Company on any account whatsoever;

		13.1.2	there are no agreements or arrangements under which the Company has any actual, contingent or prospective obligation to or in respect of any of the Sellers or any person connected with any of them; and

13.1.3
any claim which the Sellers or any person connected with any of them have or has against the Company is hereby waived in full, any obligation owed to the Sellers or any such connected person by the Company is hereby released and the Sellers indemnify the Buyer and the Company against any loss, liability or cost incurred in connection with any such claim or obligation.

13.2	Further assurance

13.2.1

The Sellers covenant with the Buyer that they will at their own cost do everything possible to give the Buyer full and unrestricted legal and beneficial title to the Shares and to give effect to the provisions of this agreement including, on receiving the Buyer's reasonable request:

	(a)	doing and executing, or arranging for the doing and executing of, each act, document and thing necessary to implement this agreement; and

	(b)	giving to the Buyer all information they possess or to which they have access relating to the Company's business and allowing the Buyer to copy any document containing that information.

13.2.2

Forthwith following Completion the Sellers shall (and shall procure that any other person shall) send to the Buyer at its registered office for the time being all records, correspondence, documents, files, memoranda and other papers belonging to the Company and which are not located at the Properties or delivered at Completion (whether or not such documents are referred to in schedule 3).

13.3	Dealing with Shares pending registration

13.3.1	The Sellers undertake to the Buyer that for so long as any of them remains the registered holder of any of the Shares after Completion they will:

(a)	hold the Shares and the dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer;

(b)	deal with and dispose of the Shares and all such dividends, distributions and rights as the Buyer may direct;

(c)	vote at all meetings which they shall be entitled to attend as the registered holder of the Shares in such manner as the Buyer shall direct; and

(d)	execute all instruments of proxy or other documents which the Buyer may require to enable the Buyer to attend and vote at any such meeting.

13.3.2

For the purpose of giving effect to clause 13.3.1 each of the Sellers hereby appoints the Buyer (acting by any of its directors from time to time) to be his attorney in his name and on his behalf to exercise all or any of the rights in relation to the Shares as the Buyer in its absolute discretion sees fit from Completion to the day on which the Buyer or its lawful nominee is registered in the register of members of the Company as the holder of the relevant Shares, including:

(a)	receiving notice of, attending and voting at a general meeting, class meeting or other meeting of the Company;

(b)	completing and returning any meeting requisition, form of proxy, consent to short notice, written resolution or other document required to be signed by the registered holder of the Shares;

(c)

dealing with, and giving directions as to, any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Shares or received in connection with the Shares from the Company or any other person; and

(d)	executing, delivering and doing all deeds, instruments and acts in that Seller's name as may be done in the Seller's capacity as the registered holder of the relevant Shares,

and for that purpose each Seller hereby authorises the Company to send any written resolutions, notices or other communications in respect of the Shares registered in his name to the Buyer. The power of attorney granted by this clause 13.3.2 is granted by each Seller to secure the interest of the Buyer in the Shares and, accordingly, shall be irrevocable.

13.4 Restrictions on sale of Consideration Shares

The Sellers severally covenant and undertake with the Buyer in respect of any Consideration Shares that they may receive pursuant to this agreement not to dispose or agree to dispose of any of the such Consideration Shares issued in their names or beneficially owned by them, or any shares in the capital of the Buyer into which such Consideration Shares or any of them are sub-divided or converted, at all within the period of eighteen months following the issue and allotment of the same (the “Lock In Period”) provided always that in relation to any such Consideration Shares issued and allotted in satisfaction of all or part of both the 2009 Earn Out and 2010 Earn Out the Lock-In Period for the purposes of this clause 13.4 shall be reduced to six months from the issue and allotment of such Consideration Shares for all Sellers.

14	Confidential Information

	14.1	Each of the Sellers undertakes with the Buyer (for itself and for the benefit of the Company) that he will:

		14.1.1	not use or disclose to a person Confidential Information he has or acquires; and

		14.1.2	make every effort to prevent the use or disclosure of Confidential Information.

	14.2	Clause 14.1 does not apply to:

		14.2.1	disclosure of Confidential Information to a director, officer or employee of the Buyer or the Company whose function requires him to have the Confidential Information;

		14.2.2	use or disclosure of Confidential Information required to be used or disclosed by law or by any governmental or regulatory body but only to the extent required by law;

		14.2.3	disclosure of Confidential Information to an adviser for the purpose of advising the Sellers but only on terms that clause 14.1 applies to use or disclosure by the adviser; or

		14.2.4	Confidential Information and/or Technical Information which becomes publicly known except by a breach of clause 14.1.

15	Announcements

15.1

Subject to clauses 14 and 15.2, the Sellers shall not make or authorise any public announcement or other communication or circular concerning the terms of any matter contemplated by or ancillary to this agreement unless they have first obtained the consent of the Buyer.

	15.2	Notwithstanding clause 15.1:

		15.2.1	the Sellers may make or authorise an announcement required by law or any securities exchange or regulatory or governmental body (whether or not such requirement has the force of law) provided that:

		(a)	the Sellers have consulted with and taken into account the requirements of the Buyer; and

		(b)	the Sellers have used reasonable endeavours to obtain confidentiality undertakings from any relevant securities exchange or regulatory or governmental body; and

15.2.2

the Sellers may make a communication to their professional advisers in connection with advice relating to the interpretation of this agreement, proceedings relating to the enforcement of the terms of this agreement or otherwise.

16	Assignment

16.1

No party shall assign, transfer, charge, make the subject of a trust or deal in any other manner with this agreement or any of its rights under this agreement or purport to do any of the same without the prior written consent of the other party except that the Buyer may assign the benefit of any provision to which it is entitled from time to time, in whole or in part and without restriction, at any time.

	16.2	This agreement shall be binding on and shall enure for the benefit of each party's successors and permitted assignees.

17	Third party rights

17.1

The Company, any person to whom the benefit of any provision of this agreement is assigned in accordance with clause 16.1 and each person falling within the category of persons described in clause 16.2 shall be entitled under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement which confers (expressly or impliedly) any benefit on any such person.

	17.2	Subject to clause 17.1, a person who is not a party to this agreement shall have no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce a provision of this agreement.

18	Notices

18.1

Any notice given under this agreement shall be in writing and signed by or on behalf of the party giving it and shall be served by delivering it by hand or sending it by pre-paid recorded delivery or registered post to the party due to receive it, at (in the case of the Buyer) its registered office address from time to time or (in the case of the Sellers) their respective addresses set out in this agreement or (in either case) to such other address as was last notified in writing to the other party.

	18.2	Subject to clause 18.3, in the absence of evidence of earlier receipt, any notice given pursuant to this clause shall be deemed to have been received:

		18.2.1	if delivered by hand, at the time of actual delivery to the address referred to in clause 18.1;

		18.2.2	in the case of pre-paid recorded delivery or registered post, two Business Days after the date of posting; and

		18.2.3	in the case of registered airmail, five Business Days after the date of posting.

	18.3	If deemed receipt occurs after 5.00pm on a Business Day or on any day which is not a Business Day, the notice shall be deemed to have been received on the next Business Day.

	18.4	For the avoidance of doubt, notice given under this agreement shall not be validly served if sent by e-mail.

18.5

Notwithstanding any other provision of this agreement, each of the Sellers agrees that any notice to be given to or by all of the Sellers pursuant to this agreement shall be deemed to have been properly given if it is given to or by the Sellers' Representative in accordance with clause 18.1 and the rights of the Sellers shall be deemed to have been exercised or waived on behalf of them if exercised or waived by the Sellers' Representative.

19	General

19.1

Subject to clause 19.2 below and except where this agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this agreement and of each document referred to in it.

19.2

The reasonably and properly incurred professional fees of the Sellers up to a maximum of £45,000 plus VAT due thereon will be payable by the Buyer immediately following Completion on receipt of a valid invoice or invoices. A schedule of the expected qualifying professional fees and the manner in which those fees is to be paid is attached as Schedule 11

19.3

A variation of this agreement is valid only if it is in writing and signed by or on behalf of each party. The Buyer and the Sellers shall not be required to obtain the consent of the Company or any other third party on whom a benefit is conferred under this agreement to the termination or variation of this agreement or to the waiver or settlement of any right or claim arising under it.

19.4

The failure or delay in exercising a right or remedy provided by this agreement or by law does not constitute a waiver of that (or any other) right or remedy. No single or partial exercise of a right or remedy provided by this agreement or by law prevents the further exercise of that (or any other) right or remedy.

19.5	The Buyer's rights and remedies contained in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

19.6	Except to the extent that they have been performed or where this agreement provides otherwise, the obligations contained in this agreement remain in force after Completion.

19.7

This agreement, together with all agreements entered into or to be entered into pursuant to the terms of this agreement, constitutes the entire agreement between the parties in connection with the matters dealt with therein and (save in respect of fraudulent misrepresentation) supersedes and extinguishes all previous agreements between the parties (whether orally or in writing) in connection with the matters dealt with therein.

19.8

Any liability to the Buyer under this agreement may be released, compounded or compromised (in whole or in part) and any time or indulgence may be given by the Buyer in its absolute discretion as regards any of the Sellers without in any way prejudicing or affecting the Buyer's rights against any of the other Sellers in respect of that (or any other) liability, whether joint or several or otherwise.

19.9

If a Seller is required by law to make a deduction or withholding in respect of any sum payable under this agreement such sum shall be increased by such additional amount as will ensure that after such deduction or withholding (as the case may be) the Buyer will receive the same amount as it would have received in the absence of any such deduction or withholding.

19.10

If any Tax Authority charges to Tax any sum paid by any of the Sellers under or pursuant to this agreement then that Seller shall pay such additional amount as will ensure that the total amount paid, less the tax chargeable on such amount, is equal to the amount that would otherwise be payable under this agreement.

19.11

Each provision of this agreement is severable and distinct from the others. If any provision is or at any time becomes to any extent or in any circumstances invalid, illegal or unenforceable for any reason, it shall to that extent or in those circumstances be deemed not to form part of this agreement but (except to that extent or in those circumstances in the case of that provision) the validity, legality and enforceability of that and all other provisions of this agreement shall not be affected or impaired and shall remain valid and enforceable.

19.12

If any provision of this agreement is found to be illegal, invalid or unenforceable in accordance with clause 19.11 but would be legal, valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it legal, valid or enforceable.

	19.13	This agreement may be executed in any number of counterparts each of which when executed and delivered is an original but all the counterparts together shall constitute the same document.

20	Governing law and jurisdiction

	20.1	This agreement is governed by English law.

20.2

The courts of England have exclusive jurisdiction to hear and decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement and, for these purposes, each party irrevocably submits to the jurisdiction of the courts of England.

20.3

Each party irrevocably waives any objection which it might at any time have to the courts of England being nominated as the forum to decide any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this agreement and agrees not to claim that the courts of England are not a convenient or appropriate forum.

21	Acknowledgements

The Sellers each acknowledge and/or confirm as follows:

21.1

that they have such knowledge, sophistication and experience in business and financial matters such that they are each capable of evaluating the merits and risks of the investment in the Consideration Shares;

	21.2	they have evaluated the merits and risks of an investment in the Consideration Shares;

	21.3	they can bear the economic risk of such investment, and are able to afford a complete loss of such investment;

21.4

the Buyer is in the early stages of development of its business and the Buyer’s success is subject to a number of significant risks, including the risk that the Buyer will not be able to finance its plan of operations;

	21.5	the Buyer has limited cash and working capital;

21.6

the Buyer will have to raise additional capital in order to finance its plan of operations which capital may be raised by the issue of additional shares of its common stock which will result in dilution to the Seller;

21.7

the Consideration Shares will be acquired by the Sellers for investment for the Sellers own account, not as a nominee or agent, and not with a view to the immediate resale or distribution of any part thereof, and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same;

21.8

they do not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Consideration Shares; and

21.9

the Seller has had full opportunity to ask questions and receive answers from representatives of the Buyer regarding the business, properties, prospects and financial condition of the Buyer, each as is necessary to evaluate the merits and risks of investing in the Consideration Shares, and the Seller believe that they have received all the information they consider necessary or appropriate for deciding whether to accept the Consideration Shares as part of the consideration payable to them pursuant to this agreement and have reviewed the Buyer's filings with the United States Securities and Exchange Commission.

IN WITNESS whereof the parties have executed this agreement as a deed and it is hereby delivered on the day and year first before written.

Schedule 1 - The Sellers

Part A

(1) Name and Address	(2) No of Shares	(3) No of B Ordinary Shares
Darron Broad 137 Reidhaven Road Plumstead London SE18 1BX	-	10
Darren Fell Zion Chapel The Street Poynings West Sussex BN45 7AQ	74	200
Mark Hla 42 St Nicholas Road Brighton BN1 3LP	-	40
Ash Richards Flat 11 Jasmine Court 136 Holland Road Hove BN3 1WA	-	20
Stuart Hobbs Flaxlands Manor Flaxlands North Hook Swindon Wiltshire SN4 8DY	26	75
Tim Brown 13a Surrendale Place Maidavale London W9 2QW	-	10
Roger North-Row 24 Frederick Gardens Brighton BN1 4TB	-	10
Total	100	365

Schedule 2 - The Company

1	Registered number:	4266410

2	Date of incorporation:	7 August 2001

3	Place of incorporation:	United Kingdom

4	Type of company:	Private limited company

5	Address of registered office:	19 New Road, Brighton, East Sussex BN1 1UF

6	Principal place of business:	United Kingdom

7	Authorised share capital:	500 A ordinary shares of £1 each and
500 B ordinary shares of £1 each

8	Issued share capital:	100 A ordinary shares of £1 each and
365 B ordinary shares of £1 each

9	Directors:	Darren Fell, Mark Hla and Stuart Hobbs

10	Secretary:	Mark Hla

11	Accounting reference date:	31 March

12	Charges:	None registered

Schedule 3 - Completion

1	Items for delivery by the Sellers

The Sellers shall deliver to the Buyer:

	1.1	the Supplemental Disclosure Letter (if any);

	1.2	executed transfers transferring the Shares to the Buyer or its nominee(s);

	1.3	the share certificates for the Shares or an indemnity in the agreed form in respect of any missing certificates;

	1.4	any waiver, consent or other document necessary to give the Buyer or its nominee(s) full legal and beneficial ownership of the Shares;

1.5

a copy (certified by a solicitor as being a true copy) of any power of attorney under which any document to be delivered to the Buyer pursuant to this schedule 3 has been executed, together (if required by the Buyer) with a power of attorney in a form reasonably acceptable to the Sellers given by each Seller in favour of the Buyer enabling the Buyer to exercise all voting and other rights attaching to the Shares prior to the transfer of the Shares to the Buyer being registered in the register of members of the Company;

1.6

each register, minute book and other book required to be kept by the Company under the Companies Acts (in each case written up to Completion), each certificate of incorporation and certificate of incorporation on change of name for the Company and the common seal (if any) of the Company;

	1.7	a letter, executed as a deed, from Darren Fell resigning from his office as a director of the Company with effect from the end of the meeting held pursuant to paragraph 2 below;

	1.8	a copy (certified by the Sellers' Solicitors as being a true copy) of a letter, in the agreed form, to the Company from its accountants resigning their office with effect from Completion;

	1.9	the following documents, duly executed by the Company:

1.9.1 the Addendums;

1.10

evidence in a form satisfactory to the Buyer that all guarantees, bonds and indemnities, securities or Encumbrances (if any) given by the Company in respect of the indebtedness, liabilities or obligations of any of the Sellers or any person connected with any of the Sellers have been released;

	1.11	in relation to each bank account maintained by the Company:

1.11.1 a copy of the mandate for that account; and

1.11.2 all cheque books in respect of that account;

	1.12	all credit, debit or other cards in the name of or for the account of the Company in the possession of any person resigning from his office or employment on Completion;

1.13

the deeds, certificates and other documents of title to the assets of the Company (other than the Property), including registration certificates and files for applications and oppositions or other registry proceedings in respect of the Company Intellectual Property together with all applicable documentation and information relating to the Domain Names;

1.14

evidence in a form satisfactory to the Buyer that debts (other than the Outstanding Loans) and accounts between the Company and the Sellers or any company or person connected with them have been fully paid;

1.15

all motor vehicles owned by the Company but in the possession of any person resigning from his office or employment on Completion, together with all keys, registration documents and certificates of insurance in respect thereof.

2	Board meeting

The Sellers shall procure that a meeting of the board of directors of the Company is held at which the directors shall:

	2.1	vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the Shares (subject to the production of properly stamped transfers);

	2.2	change the Company's registered office to a place nominated by the Buyer;

	2.3	change the Company's accounting reference date to a date nominated by the Buyer;

	2.4	appoint persons nominated by the Buyer as directors, secretary and auditors of the Company with effect from the end of the meeting;

	2.5	revoke all existing instructions and authorities to bankers and replace such instructions and authorities with new instructions and authorities to those banks in the form required by the Buyer; and

	2.6	approve and authorise the repayment on Completion of the amounts outstanding on any directors’ loan account as disclosed in the Disclosure Letter.

3	Obligations of the Buyer

The Buyer shall:

3.1	pay the Initial Cash Consideration to the Sellers in the manner set out in clause 3.3;

3.2

pay to the Seller’s Solicitors the amounts due in accordance with clause 19.2 or, where required by that clause to issue Ordinary Shares, to deliver to the Seller’s Solicitors a certificate for the appropriate number of Ordinary Shares in satisfaction of the amounts due pursuant to that clause.

3.3

deliver to the Sellers certificates in respect of those Consideration Shares which are to be issued at Completion in accordance with clause 3.1.2, duly executed as a deed by or signed (as required) on behalf of the Buyer together with such other documentation as the Sellers may reasonably require in order to show that such Consideration Shares have been validly issued in accordance with all applicable laws and regulations. In particular the said certificates shall bear the following endorsement: “Fully paid and non-assessable”

3.4	deliver to the Sellers a letter in a form reasonably acceptable to the Sellers, addressed to the Sellers and written by the Buyer’s US legal counsel confirming that those

Consideration Shares which are issued to the Sellers at Completion are validly issued, fully paid and are non-assessable.

3.5	deliver to the Sellers the Share Mortgage duly executed as a deed by, or signed (as required) on behalf of, the Buyer.

3.6	deliver to the Sellers the Deed of Priorities duly executed as a deed by, or signed (as required) on behalf of, the Buyer and the Lender.

3.7	procure that the Company shall, and shall permit the Company to, repay the Outstanding Loans in full;

3.8	take such steps as are required in order to appoint Stuart Hobbs as a director of the Buyer;

3.9

deliver to the Sellers addendums, in the agreed form, to the contracts of employment of Mark Hla, Ash Richards and Roger North-Row duly executed as a deed by, or signed (as required) on behalf of, the Buyer and (in so far as the Buyer is able to legally procure the same) on behalf of the Company.

Schedule 4 – Action Pending Completion

The Sellers shall ensure that the Company will:

1	not create, allot, issue, acquire, repay or redeem any share or loan capital or agree, arrange or undertake to do any of those things or acquire or agree to acquire, an interest in a corporate body;

2	operate its business in the usual way and substantially in the same manner and on the same terms as in the period prior to Completion with a view to maintaining that business as a going concern;

3

not without the consent of the Buyer, such consent not to be unreasonably withheld or delayed, acquire or dispose of, or agree to acquire or dispose of, an asset exceeding £10,000 in value or assume or incur, or agree to assume or incur, a liability, obligation or expense (actual or contingent) exceeding £10,000 in value;

4

not without the consent of the Buyer, such consent not to be unreasonably withheld or delayed, make, or agree to make, capital expenditure save as set out in the Business Plan or otherwise exceeding in total £5,000 (or its equivalent at the time) or incur, or agree to incur, a commitment or commitments involving capital expenditure exceeding in total £5,000 (or its equivalent at the time);

5	not declare, pay or make a dividend or distribution;

6	not pass any resolution of, or obtain the consent from, its shareholders or any class of its shareholders;

7	not make a claim under section 152 or 153 of TCGA which affects an asset owned by the Company;

8	not create, or agree to create, an Encumbrance over any of the Properties or another asset or redeem, or agree to redeem, an existing Encumbrance over any of the Properties or another asset;

9

continue each of the Policies (as defined in paragraph 23.3 of schedule 5) and not do or omit to do anything which would make any of the Policies void or voidable or might result in an increase in the premium payable under any of the Policies or prejudice the ability to effect equivalent insurance in the future;

10	in relation to the Property:

(a) not change its existing use;

(b) not terminate, or give a notice to terminate, a lease, tenancy or licence;

(c) not apply for consent to do something requiring consent under a lease, tenancy or licence;

(d) not grant or refuse an application by a tenant, licensee or occupier to do something requiring its consent under a lease, tenancy or licence; or

(e) not agree a new rent or fee payable under a lease, tenancy or licence;

11

not enter into a long-term, onerous or unusual agreement, arrangement or obligation (including, without limitation, an agreement, arrangement or obligation of the type referred to in paragraph 16.1 of schedule 5);

12	not amend or terminate an agreement, arrangement or obligation to which it is a party;

13

not appoint any additional director or new auditors or amend the terms of employment or engagement of a director, other officer or employee (except in the usual course of its business) or provide, or agree to provide, a gratuitous payment or benefit to a director, officer or employee (or any of their dependants) or employ, engage, or terminate the employment or engagement of, a person;

14

not amend, or agree to amend, the terms of its borrowing or indebtedness in the nature of borrowing or create, incur, or agree to create or incur, borrowing or indebtedness in the nature of borrowing (except pursuant to facilities disclosed in the Disclosure Letter where the borrowing or indebtedness in the nature of borrowing does not exceed the amount available to be drawn by the Company under those facilities);

15	not give, or agree to give, a guarantee, indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation;

16

not amend or discontinue (wholly or partly) any pension scheme set up for the benefit of all or any of the Company’s employees or communicate to any such employee a plan, proposal or an intention to amend, discontinue (wholly or partly), or exercise a discretion or power, in relation to such a scheme;]

17	not start litigation or arbitration proceedings;

18

except in the usual course of its business, not compromise, settle, release, discharge or compound litigation or arbitration proceedings or a liability, claim, action, demand or dispute, or waive a right in relation to litigation or arbitration proceedings;

19	conduct its business in all material respects in accordance with all applicable legal and administrative requirements in any jurisdiction;

20

not enter into an agreement, arrangement or obligation (legally enforceable or not) in which the Seller a director or former director of the Company or a person connected with any of them (as defined in clause 1.7) is interested;

21	not make a payment out of a bank account except where the payment is in the usual course of its business or in respect of planned capital expenditure as set out in the Business Plan; and

22	co-operate with the Buyer to ensure the efficient continuation of management of the Company after Completion.

which shall include giving the Buyer, and its representatives access to the Properties during normal business hours and will allow them to inspect and copy the books, accounts, board minutes, minutes of management meetings and other records of the Company; and

23	permit a representative of the Buyer to attend all meetings of the board and management meetings of the Company as an observer and shall provide the Buyer with all notices of all such meetings.

Schedule 5 – General Warranties

1	Capacity and authority

1.1

The Sellers have full power and authority and have taken all action necessary, including obtaining all necessary approvals or consents, to enable them to enter into and perform this agreement and all agreements or documents entered into, or to be entered into, pursuant to the terms of this agreement.

1.2

This agreement and all agreements or documents entered into, or to be entered into, pursuant to the terms of this agreement constitute (or will constitute when executed) valid legal and binding obligations on the Sellers in accordance with their respective terms.

	1.3	The Seller is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Consideration Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:
(i)	any natural person resident in the United States;
(ii)	any partnership or corporation organized or incorporated under the laws of the United States
(iii)	any estate of which any executor or administrator is a U.S. person;
(iv)	any trust of which any trustee is a U.S. person;
(v)	any agency or branch of a foreign entity located in the United States;
(vi)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and
(vii)	any partnership or corporation if:

(a)	organized or incorporated under the laws of any foreign jurisdiction; and
(b)

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited Sellers (as defined in Section 230.501(a) of the Securities Act) who are not natural persons, estates or trusts;

	1.4	The Seller was not in the United States at the time this Agreement was executed.

2	The Shares

	2.1	Each Seller is the only legal and beneficial owner of the number of Shares specified opposite his name in schedule 1.

2.2

The Shares comprise the whole of the Company's allotted and issued share capital, have been properly allotted and issued and are fully paid or credited as fully paid. The Company has not exercised nor purported to exercise or claim any lien over the Shares and no call on the Shares is outstanding.

2.3

There is no Encumbrance, nor is there any agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or unissued shares in the capital of the Company. No person has claimed to be entitled to an Encumbrance in relation to any of the Shares.

2.4

Other than this agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of the Company (including an option or right of pre-emption or conversion).

2.5

There is no litigation, arbitration, prosecution, administrative or other legal proceedings or dispute in existence or threatened against any Seller in relation to any of the Shares or any unissued shares in the capital of the Company or in relation to the Sellers' entitlement to dispose of any of the Shares and there is no fact or circumstance which might give rise to any such proceedings or dispute.

2.6

None of the Shares has been the subject of a transaction within the last five years where the transferor of the Shares made a gift of them or received no consideration or where the consideration (in money or money's worth) was significantly less than the value (in money or money's worth) provided by the transferor.

3	The Company

	3.1	Capacity of the Company

The Company is a limited company incorporated under English law and has been in continuous existence since incorporation. The Company has the right, power, capacity and authority to conduct its business as conducted at the date of this agreement.

	3.2	Subsidiary Undertakings

		3.2.1	Since its incorporation the Company has not been a subsidiary of another company.

3.2.2

The Company does not have and has never had a subsidiary undertaking. The Company has no interest in, nor has it agreed, arranged or undertaken to acquire an interest in, or take part in the management of, a corporate body.

	3.3	Purchase of Own Shares

The Company has not at any time:

		3.3.1	purchased, redeemed or repaid any of its own share capital; or

3.3.2

given any financial assistance (as set out in section 151 to 158 CA1985) in connection with any acquisition of its share capital or the share capital of any holding company of the Company from time to time.

	3.4	Distributions

All dividends and distributions declared, made or paid by the Company have been declared, made or paid in accordance with its memorandum and articles of association (at the relevant time), the applicable provisions of the Companies Acts and any agreement or arrangement made with any third party regulating the payment of dividends and distributions by the Company, complete copies of which agreements or arrangements are included in the Disclosure Documents.

	3.5	Written resolutions

There is no written resolution of the Company with a circulation date prior to the date of this agreement which has not yet been passed by the members or else lapsed in accordance with CA2006.

4	Constitution, registers and returns

4.1

The copy of the memorandum and articles of association of the Company included in the Disclosure Documents is true, complete and accurate and has embodied in it or annexed to it a copy of every resolution and agreement specified in section 29 CA2006. The Company has at all times carried on its business and affairs in accordance with its memorandum and articles of association (at the relevant time).

4.2

Each register, minute book and other book which the Companies Acts require the Company to keep has been properly kept and contains a true, complete and accurate record of the matters which it is required by the Companies Acts to record. No notice has been received or allegation made that a register or book is incorrect or should be rectified.

4.3

All returns, particulars, resolutions and other documents required to be delivered by the Company to the registrar of companies or any other governmental or other authority or agency have been properly prepared and delivered within the applicable time limits.

4.4

The Company has not given any power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on the Company's behalf (other than an authority for a director, other officer or employee to enter into an agreement in the ordinary course of his duties).

5	Accounts

	5.1	General

The Accounts:

5.1.1

are true and accurate in all respects and comply with the requirements of the Companies Acts, other relevant statutes and generally accepted accounting principles and standards in the United Kingdom at the date on which the Accounts were approved by the directors;

		5.1.2	give a true and fair view of the financial position and state of affairs of the Company as at the Accounts Date and of its profit or loss and cash flow for the period ending on that date;

5.1.3

fully disclose all assets owned and/or used by the Company, make full reserve against all assets and fully provide for all bad and doubtful debts, accruals, liabilities (including Taxation and deferred Taxation) and capital commitments of the Company (in each case whether actual, contingent, unquantified or disputed);

		5.1.4	are not affected by any extraordinary, exceptional or non-recurring items;

		5.1.5	make full provision for depreciation of fixed assets having regard to their original cost and estimated life;

5.1.6

contain or make direct reference to all information and factors necessary to determine accurately the gross profit margin (as that term is commonly understood) on the manufacture, sale or supply of products and/or supply of services by the Company;

		5.1.7	as far as the Sellers are aware, do not overstate the value of any asset or understate any liability of the Company as at the Accounts Date;

5.1.8	have been prepared on a basis wholly consistent with that used for the preparation of the Company's accounts for the preceding 3 financial periods; and

5.1.9	have been filed and laid before the Company in general meeting in accordance with the requirements of the Companies Acts.

5.2	Extraordinary and exceptional items

The results shown by the audited profit and loss account of the Company for each of the three financial years of the Company ended on the Accounts Date have not (except as disclosed in those accounts) been affected by an extraordinary, exceptional or non- recurring item or by any other fact or circumstance making the profit or loss for a period covered by any of those accounts unusually high or low.

5.3	Valuation of stock and long-term contract balances

In the Accounts:

	5.3.1	stock (except long-term contract balances) was valued in the same way as in the three preceding financial years and on the basis of the lower of cost or net realisable value;

	5.3.2	the long-term contract balances were valued in the same way as in the three preceding financial years and on the basis of net cost less foreseeable losses and payments on account; and

	5.3.3	all redundant and obsolete stock was written off and all slow-moving and damaged stock was written down appropriately.

5.4	Depreciation

5.4.1

The rates of depreciation and amortisation used in the audited accounts of the Company for the three financial years of the Company ended on the Accounts Date were sufficient to ensure that each fixed asset of the Company will be written down to nil by the end of its useful life.

5.4.2

The value of the fixed assets of the Company shown in the Accounts is at cost thereof less depreciation deducted from time to time in a consistent manner and there has been no revaluation of such fixed assets since their acquisition.

5.5	Off balance sheet financing

The Company has not engaged in any financing (including incurring any borrowing or indebtedness in the nature of acceptances or acceptance credits) of a type which would not be required to be shown or reflected in the Accounts.

5.6	Management reports

	5.6.1	There have been no reports concerning the Company by financial or management consultants within the three years ending on the date of this agreement.

	5.6.2	There have been no management recommendation letters received by the Company or its board of directors from any auditor.

6	Management Accounts

The Management Accounts have been prepared on a basis consistent with that previously adopted, and that the figures which appear at numbered lines 1, 2, 6, 9, 13, 14 and 16 to 24 inclusive in that copy of thee Management Accounts which appears in the Disclosure Documents are materially correct save that the figure for ‘Product Sales’ which appear at numbered line 1, represents the amounts invoiced (as opposed to amounts actually received).

7	Records

7.1 All accounts, books, ledgers, financial and other records of whatsoever kind of the Company (including all invoices and other records required for VAT purposes):

7.1.1 have at all times been fully, properly and accurately maintained in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom;

7.1.2 are properly written up to date;

7.1.3 are in the Company's possession or under its control;

7.1.4 give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its plant, machinery, vehicles, equipment, fixed and current assets and liabilities (actual and contingent), debtors, creditors, stock and work in progress.

7.2

The Company is the owner of all hardware and all software licences necessary to enable it to use the records referred to in paragraph 7.1 in the manner in which they have been used prior to the date of this agreement and the Company does not share that hardware or software with any other person.

	7.3	No notice has been received by, or allegation made to, the Company that any of the records referred to in paragraph 7.1 are incorrect or should be rectified.

7.4

All statutory records, including accounting records, required to be kept or filed by the Company have been properly kept or filed and comply with the requirements of the Companies Acts and all other applicable law.

8	Changes since the Accounts Date

Since the Accounts Date:

	8.1	the Company's business has been carried on in the ordinary and usual course without interruption, both as regards its nature, extent and manner and so as to maintain it as a going concern;

8.2

there has been no material adverse change in the turnover, financial or trading position or (as far as the Sellers are aware) the prospects of the Company and as far as the Sellers are aware there is no fact or circumstance which might give rise to any such change;

	8.3	there has been no reduction in the value of the net tangible assets of the Company on the basis of the valuations used in the Accounts;

	8.4	the Company has not, other than in the ordinary course of its business:

		8.4.1	acquired or disposed of, or agreed to acquire or dispose of, any business or asset; or

8.4.2	assumed or incurred, or agreed to assume or incur, a liability, obligation, expense or capital expenditure (whether, in any case, actual or contingent);

8.5

none of the fixed assets of the Company shown in the Accounts or acquired by the Company since the Accounts Date has been lost, damaged or destroyed and there has been no material reduction in their value;

8.6	the Company has not made, or agreed to make, any material price reductions or allowances or price increases on sales of stock or the provision of its services;

8.7	the Company has not changed its accounting reference period;

8.8	the Company has not declared, made or paid any dividend or other distribution;

8.9	no resolution of the members of the Company (or any class thereof) has been passed (other than routine business at the annual general meeting);

8.10	the Company has not created, allotted, issued or acquired any share or loan capital, or made an agreement or arrangement or undertaken an obligation to do any of those things;

8.11	as far as the Sellers are aware the Company has not done or omitted to do anything which will or might prejudicially affect the goodwill of the Company; and

8.12

the Company has not been adversely affected by the termination, or a change in the terms, of an important agreement (being an agreement where the amount received by or paid out by the Company exceeds 5% of the Company’s annual turnover in the year to the Accounts Date) or by the loss of or material reduction in orders from a material customer (being a customer from whom the Company derived income exceeding 5% of the Company’s annual turnover in the year to the Accounts Date) or the loss of or material reduction in any source of supply or by any abnormal factor not affecting similar businesses to a similar extent and as far as the Sellers are aware there is no fact or circumstance which might give rise to any such adverse effects.

9	Assets

9.1

Each asset included in the Accounts or acquired by the Company since the Accounts Date (other than stock disposed of in the ordinary course of business) and each asset used by the Company or which is in the reputed ownership of the Company is:

		9.1.1	legally and beneficially owned by the Company free from any Encumbrance;

		9.1.2	where capable of possession, in the possession or under the control of the Company; and

		9.1.3	situated in the United Kingdom.

9.2

The Company has not sold or transferred or agreed to sell or transfer any of the assets referred to in paragraph 9.1 and the Company has not granted or agreed to grant any Encumbrance on or over any such assets. There has been no exercise or purported exercise of a claim for any Encumbrance on or over any of those assets and there is no dispute directly or indirectly relating to any of those assets.

	9.3	None of the assets referred to in paragraph 9.1 has been purchased on terms that title does not pass to the Company until full payment is made by it to the supplier.

9.4

The Company owns each asset necessary or desirable for the effective operation of its business as carried on at the date of this agreement and the Company does not make use of any asset which is not included in the Accounts.

10	Hire purchase and leased assets

The Company is not a party to, nor is it liable under, a lease or hire, hire purchase, credit sale or conditional sale agreement.

11	Intellectual Property

	11.1	Ownership

		11.1.1	As far as the Sellers are aware the Company Intellectual Property is valid and enforceable and nothing has been done or omitted to be done by which it may cease to be valid.

11.1.2

The Company Intellectual Property is legally and beneficially owned by the Company alone, free from any licence, Encumbrance, restriction on use or disclosure obligation or is licensed to the Company, as exclusive licensee, pursuant to an Intellectual Property Agreement.

		11.1.3	No Intellectual Property in relation to which any third party has any right, title or interest is used in or required for or by the Company's business.

		11.1.4	All moral rights subsisting in relation to the Company Intellectual Property have been irrevocably and unconditionally waived.

		11.1.5	The Company has not granted and is not obliged to grant a licence, assignment or other right in respect of any of the Company Intellectual Property.

11.2	Claims and infringements

11.2.1

The Company Intellectual Property is not and, so far as the Sellers are aware, will not be, the subject of a claim or opposition from a person (including an employee or former employee of the Company) as to title, validity, enforceability, entitlement or otherwise.

11.2.2

There is, and has been, no civil, criminal, arbitration, administrative or other proceeding, including any infringement proceedings, or any other dispute in any jurisdiction concerning any of the Company Intellectual Property. As far as the Sellers are aware no civil, criminal, arbitration, administrative or other proceeding concerning any of the Company Intellectual Property is pending or threatened and no fact or circumstance exists which might give rise to a proceeding of that type.

	11.2.3	The activities, processes, methods, products or services carried out, used, manufactured, dealt in or supplied on or before the date of this agreement by the Company:

	(a)	do not involve the unlicensed use of a third party's Intellectual Property or confidential information;

	(b)	as far as the Sellers are aware, do not at the date of this agreement, nor did they at the time carried out, used, manufactured, dealt in or supplied, infringe the Intellectual Property (including moral rights) of another person; and

(c)	as far as the Sellers are aware, have not and will not give rise to a claim against the Company or give, have given or will give rise to liability to pay compensation.

11.2.4

No third party has made, is making or, so far as the Sellers are aware, is likely to make any unauthorized use of any of the Company Intellectual Property or has infringed or is infringing any Company Intellectual Property.

11.2.5	Neither the Company nor any other contracting party to any Intellectual Property Agreement or any other agreement in relation to the Company Intellectual Property is in breach of such agreement.

11.3	Adequacy of Company Intellectual Property

	11.3.1	The Company Intellectual Property comprises all the Intellectual Property necessary for the Company to operate its business as carried on at the date of this agreement.

	11.3.2	There is no Company Intellectual Property due to lapse, expire or terminate within the next twelve months, the loss, termination or expiry of which would cause material adverse effect to the Company.

11.3.3

All Company Intellectual Property will either be owned by the Company or available for use on substantially the same terms and conditions immediately following Completion and none of these rights shall be adversely affected by anything contemplated by this agreement.

11.4	Creation of Intellectual Property

All Company Intellectual Property created, concerned, developed or discovered by any persons retained, commissioned, employed or otherwise engaged by the Company from time to time is fully vested in the Company and no claim for compensation under section 40 Patents Act 1977 (or otherwise under any analogous or equivalent legislation anywhere in the world) has been made or is likely to be made against the Company in relation to the Company Intellectual Property.

11.5	Dealings in and maintenance of Company Intellectual Property

	11.5.1	The Company has not authorised any use of, or granted any rights under the Company Intellectual Property other than as disclosed in the Disclosure Letter.

	11.5.2	As far as the Sellers are aware, nothing has been done or omitted to be done which jeopardises the validity, subsistence or enforceability of any Company Intellectual Property.

11.5.3

Other than in respect of license agreements entered into by the Company with its customers and disclosed in the Disclosure Letter, all agreements concerning the Company Intellectual Property, which are material to the Company's business as at the date of this agreement are valid and in force (and where applicable have been recorded at the relevant registry). Details of those agreements are set out in the Disclosure Letter and complete copies of them are included in the Disclosure Documents.

11.5.4

All material documents concerning title to and interest in the Company Intellectual Property (including registration certificates) form part of the records of the Company and will be delivered to the Buyer at Completion.

11.5.5	The Company has taken all steps necessary to maintain and protect the Company Intellectual Property.

12	Confidential Information and Technical Information

	12.1	The Confidential Information and Technical Information has at all times been kept strictly confidential by the Company and this confidentiality has not at any time been breached.

12.2

The Company has not disclosed any Confidential Information or Technical Information to any person except where such disclosure was properly made in the ordinary course of the Company's business pursuant to a binding confidentiality agreement (the details of which are set out in the Disclosure Letter and a complete copy of which is included in the Disclosure Documents) which requires the recipient to keep such information confidential, to use it only for the purpose for which it was disclosed by the Company and which prevents the recipient from further disclosing it.

13	Computer Systems

	13.1	The Company is the owner of all elements of the Computer Equipment free from all Encumbrances.

13.2

The functions of the Company's business dependent on the Computer Equipment or the Computer Software, or in connection with which the Computer Equipment or the Computer Software are or have been used, are disclosed in the Disclosure Letter and the Computer Systems have sufficient capacity for the efficient carrying on of the Company's business as at the date of this agreement.

13.3

Full details of the Computer Equipment used by the Company and of all Computer Software are set out in the Disclosure Letter and accurate copies of all licences, maintenance agreements, escrow agreements and (where the warranties have not expired) development agreements in respect of that Computer Software are included in the Disclosure Documents. The licences of that Computer Software have been complied with in all material respects by the Company and any restrictions in those licences do not adversely affect the present conduct of the Company's business or any plans for its conduct currently under consideration.

	13.4	All Intellectual Property in all Computer Software used by the Company except that referred to in paragraph 13.3 or as otherwise disclosed in the Disclosure Letter, is owned by the Company.

13.5

Full details of all maintenance and support agreements in place in respect of the Computer Equipment and/or Computer Software are set out in the Disclosure Letter and complete copies are included in the Disclosure Documents. The maintenance and support provided under those agreements are sufficient for the full uninterrupted use of the Computer Equipment and/or Computer Software.

	13.6	The individual components and items which together constitute the Computer Equipment and the Computer Software are compatible with each other and are not to any material extent redundant.

13.7

The Company's employees at the date of this agreement include a sufficient number of persons who are sufficiently technically competent and appropriately trained to ensure the proper operation and use of the Computer Systems both before and after

Completion. The Computer Systems are sufficiently documented to enable their full and proper use without reliance on the special knowledge or memory of any person.

13.8

No third party has any right to prevent the Company from continuing to use the Computer Systems except pursuant to provisions contained in the documents referred to in paragraph 13.3 and no such right has arisen or been purportedly exercised.

13.9

None of the Company's records, systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company.

13.10

The Company has a disaster recovery plan in respect of damage to or destruction of some or all of the Computer Systems which is prudent and would permit all of the critical functions of the Company's business which are run on the Computer Systems to be restored within 24 hours, the balance of functions being restored within 48 hours. The Company has tested that disaster recovery plan in the last twelve months and that test resulted in full restoration of those functions within those time scales.

13.11

The Company has prudent procedures in place to ensure the security of the Computer Systems and data stored on it including by the use of properly administered and run password protection, data encryption, up to date industry standard virus checking software, procedures for taking and storing on site (at least once every 12 hours) and off site (at least once every 24 hours) back up copies of the Computer Software and all data stored on the Computer Equipment.

13.12

The Company is not a party to a facilities management agreement (whether as a provider or a recipient of services) nor is the Company a subscriber to or provider of bureau, out sourcing or similar services.

13.13	In the twelve month period immediately preceding the date of this agreement, the Company has not suffered any failures or breakdowns of any of the Computer Systems.

13.14

The Company has in its possession or control all executable versions of all Computer Software in both source and object code except that which is licensed to the Company as referred to in paragraph 13.3.

13.15	The Computer Software is able to perform:

	13.15.1	all the monetary transactions of the Company's business in euro in addition to sterling; and

13.15.2

any conversion and rounding requirements necessary to give effect to the substitution of sterling by the euro as the currency of the United Kingdom in accordance with all applicable legislation and regulations.

14	Debtors / creditors

14.1

No debt shown in the Accounts or the Company's accounting records is overdue by more than 12 weeks or is the subject of an arrangement not made in the ordinary course of business. A list of all debts of the Company as at the close of business on the Business Day prior to the date of this agreement is included in the Disclosure Documents.

14.2

The Company has not released a debt shown in the Accounts or the Company's accounting records so that the debtor has paid or will pay less than the debt's book value. None of those debts has been deferred, subordinated or written off or become non-recoverable to any extent.

14.3

The Company is not entitled to the benefit of any debt shown in the Accounts or the Company's accounting records otherwise than as the original creditor and is not, and has not agreed to become, a party to any factoring or discounting arrangement in respect of such debts.

14.4

All the debts shown in the Accounts or the Company's accounting records will be recoverable in full in the ordinary course of business, and in any event no later than three months after the date of Completion, and none of them is subject to dispute, counterclaim or set off nor is there any fact or circumstance which might give rise to any such dispute, counterclaim or set off.

14.5	The Company is not owed any sums other than trade debts incurred in the ordinary course of its business.

14.6

The Company has paid its creditors within the times agreed with them. No amount owing by the Company to a creditor has been due for more than four weeks. A list of all creditors of the Company as at the close of business on the Business Day prior to the date of this agreement is included in the Disclosure Documents.

15	Agreements

15.1

Complete copies of all material contracts to which the Company is a party are included in the Disclosure Documents and the Company is not a party to or subject to any contract, agreement or arrangement which:

		15.1.1	is of an onerous or unusual nature or is not of an entirely arms' length nature or is likely to be loss making;

		15.1.2	was entered into other than in the ordinary course of business;

		15.1.3	is incapable of being fully performed in accordance with its terms within six months of the date on which it was entered into or undertaken;

		15.1.4	is incapable of termination in accordance with its terms by the Company on 60 days' notice or less;

		15.1.5	restricts the Company's freedom to operate the whole or part of its business or to use or exploit any of its assets as it decides;

		15.1.6	constitutes a sale or purchase, option or similar agreement, arrangement or obligation affecting the Company's business or any of its assets;

		15.1.7	is one with which the Company cannot comply on time or without undue or unusual expenditure of money or effort;

		15.1.8	is of a loss making nature (that is to say, likely to result in a loss to the Company on completion of performance);

		15.1.9	involves payment by the Company by reference to fluctuations in the index of retail prices or any other index or in the rate of exchange for any currency;

15.1.10	is one by which the Company grants or is granted sole or exclusive rights;

15.1.11	is a distributorship, agency, franchise or management agreement or arrangement;

15.1.12	has or is likely to have a material effect on the financial or trading position or prospects of the Company;

15.1.13	requires the performance by the Company of any obligations outside the United Kingdom; or

15.1.14	confers or purports to confer a benefit or right on any person who is not a party to the relevant contract, agreement or arrangement;

15.2

All the material contracts, agreements or arrangements to which the Company is a party are in full force and effect and constitute valid and binding obligations on the parties to such contracts, agreements and arrangements which are enforceable in accordance with their terms.

15.3

Neither the Company nor the Sellers have any knowledge of the invalidity of, or a ground for termination, avoidance or repudiation of, a contract, agreement or arrangement to which the Company is a party. No party with whom the Company has entered into a contract, agreement or arrangement has given notice of its intention to terminate, or has sought to repudiate or disclaim, the contract, agreement or arrangement. The Company has received no written notice of any actual or proposed changes to the prices or other material terms of any contracts, agreements or arrangements to which it is a party.

15.4

As far as the Sellers are aware, the contracts, agreements and arrangements entered into by the Company have been duly complied with, no party to such a contract, agreement or arrangement is in breach of any such contract, agreement or arrangement and there is no fact or circumstance which might give rise to a such breach. No contract, agreement or arrangement to which the Company is a party is the subject of any dispute or claim and there is no fact or circumstance which might give rise to any such dispute or claim.

15.5

There has been no delay, negligence or other default on the part of the Company and as far as the Sellers are aware no event has occurred which, with the giving of notice or passage of time, could constitute a breach by the Company of any of its obligations under any contract, agreement or arrangement to which it is a party.

15.6

None of the other parties to any contract, agreement or arrangement to which the Company is a party is entitled to exercise any set off or counterclaim or to delay or withhold payment of any monies falling due under that contract, agreement or arrangement or to make payment to any party other than the party specified in such contract, agreement or arrangement.

15.7

No offer, tender or similar arrangement is outstanding which is capable of being converted into an obligation of the Company by an acceptance or act of a third party other than any such offers, tenders or similar arrangements made in the ordinary course of business.

15.8

Except for a condition or warranty implied by law or contained in its standard terms of business or otherwise given in the ordinary course of business, the Company has not given a condition or warranty, or made a representation, in respect of goods manufactured or sold (or agreed to be manufactured or sold), or services supplied (or agreed to be supplied), by it nor has the Company accepted an obligation that could give rise to a liability after the goods have been manufactured or sold, or services have been supplied, by it.

16	Joint ventures and partnerships

16.1

The Company is not, nor has it agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association or a party to any agreement or arrangement for sharing commissions or other income.

16.2

The Company is not a member of any partnership, trade association, society or other group, whether formal or informal, and whether or not having a separate legal identity and no such body is relevant to or has any material influence over the Company.

17	Suppliers and customers

	17.1	During the year ending on the date of this agreement no substantial customer (being a customer from whom the Company derived income exceeding 5% of the

Company’s annual turnover in the year to the Accounts Date) or supplier of the Company has:

		17.1.1	stopped, or indicated an intention to stop, trading with or supplying the Company;

		17.1.2	reduced, or indicated an intention to reduce, to a material extent its trading with or supplies to the Company; or

		17.1.3	changed, or indicated an intention to change, to a material extent the terms on which it is prepared to trade with or supply the Company (other than normal price and quota changes).

	17.2	As far as the Sellers are aware, no substantial customer (as defined in paragraph 17.1 above) or supplier of the Company is likely to:

		17.2.1	stop trading with or supplying the Company;

		17.2.2	reduce to a material extent its trading with or supplies to the Company; or

		17.2.3	change the terms on which it is prepared to trade with or supply the Company (other than normal price and quota changes).

17.3

As far as the Sellers are aware, the attitude of clients, customers, suppliers and employees with regard to the Company will not be prejudicially affected by the execution or performance of this agreement or a document to be executed at or before Completion.

17.4

The Company has not entered into an agreement or arrangement with a client, customer or supplier on terms materially different to its standard terms of business, a copy of which is included in the Disclosure Documents.

18	Data protection and privacy

	18.1	The Company has at all times fully complied with, and at the date of this agreement fully complies with, the Data Protection Legislation including:

		18.1.1	the data protection principles;

18.1.2	the requirements relating to notification of processing of personal data;

18.1.3	data subject access requests;

18.1.4	the obtaining of appropriate consents for direct marketing; and

18.1.5	the creation and regular maintenance of appropriate suppression lists.

18.2

No information notice or enforcement notice or other correspondence has been received by the Company from the Information Commissioner or any other competent authority or industry body alleging non-compliance or requiring compliance with the Data Protection Legislation and no fact or circumstance exists that may give rise to the issue of such notices or correspondence.

18.3

There is no claim or action or as far as the Sellers are aware, any fact or circumstance that may give rise to a claim or action against the Company for non- compliance with the Data Protection Legislation.

19	Employees

19.1 General

19.1.1

There is no employment or other contract of engagement (written or otherwise) between the Company and any of its directors or other officers. The Company is not a party to a consultancy contract. There is no shadow director of the Company.

19.1.2

There is no employment contract between the Company and any of its employees which cannot be terminated by three months' notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal). The Company has not received notice of resignation from any person occupying a senior, managerial, or sales position and the Sellers have no reason to believe that the sale of the Shares to the Buyer will result in any officer or senior employee leaving the Company.

19.1.3

There is no employment or consultancy contract or other contract of engagement between the Company and any person which is in suspension or has been terminated but is capable of being revived or enforced or in respect of which the Company has a continuing obligation.

19.1.4	The Disclosure Letter contains details of:

(a)

the total number of the Company's employees including details of those who are on maternity leave or absent because of disability or other long-term leave of absence and (in each case) have or may have a right to return to work with the Company;

(b)

the name, date of start of employment, period of continuous employment, salary and other benefits, grade and age of each employee of the Company and, where an employee has been continuously absent from work for more than one month, the reason for the absence;

(c)	the terms of the contract of each director, other officer and employee of the Company;

(d)

information of any disciplinary procedure taken against an employee within the two years ending on the date of this agreement in circumstances where the Employment Act 2002 (Dispute Resolution) Regulations 2004 apply; and

(e)

information of any grievance procedure taken by an employee within the two years ending on the date of this agreement in circumstances where the Employment Act 2002 (Dispute Resolution) Regulations 2004 apply.

19.1.5	Since the Accounts Date:

(a)

the basis of the remuneration payable to the Company's employees has not altered and the Company is not obliged to increase, nor has it made provision to increase, the total annual remuneration payable to its employees; and

(b)

no alterations have been made in the terms of employment or conditions of service of any of the Company's employees or in the pension or other benefits of any of the employees or any past officer or employee of the Company or any of their dependants or in the terms of any agreement or arrangement (whether written or unwritten and whether binding or not) with any trade union, employee representative or body of employees or their representatives.

19.1.6

The Company owes no amount to a present or former director, other officer or employee of the Company (or his dependant) other than in respect of the Outstanding Loans, or for accrued remuneration, or in respect of outstanding business expenses which, to the extent due, have been paid or discharged in full by the officer or employee in question.

19.1.7

There is no agreement or arrangement between the Company and an employee or former employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment. The Company has not provided, or agreed to provide a gratuitous payment, loan or benefit to a director, officer or employee or to any of their dependants.

19.1.8

The Company has maintained up-to-date, full and accurate records regarding the employment of each of its employees (including details of terms of employment, payments of statutory sick pay and statutory maternity pay, income tax and social security contributions, disciplinary and health and safety matters) and termination of employment.

19.1.9

The Company has not entered into any agreement and no event has occurred which may involve the Company in the future acquiring any undertaking or part of one such that the Transfer of Undertakings (Protection of Employment) Regulations 2006 may apply thereto.

19.1.10	The Company has not dismissed any employee in contemplation of this transaction or in the 12 month period immediately preceding the date of this agreement.

19.1.11	No outstanding offer of employment has been made by the Company to any person nor has any person accepted an offer of employment made by the Company but who has not yet commenced such employment.

19.2 Payments on termination

Except as disclosed in the Accounts, the Company has not:

19.2.1

incurred a liability for breach or termination of an employment contract including a redundancy payment, protective award or compensation for wrongful dismissal, unfair dismissal or failure to comply with an order for the reinstatement or re-engagement of an employee;

19.2.2	incurred a liability for breach or termination of a consultancy agreement;

19.2.3

made or agreed to make a payment or provided or agreed to provide a benefit to a present or former director, other officer or employee of the Company (or to any of his dependants) or made any other agreement or arrangement in connection with the actual or proposed termination or retirement or suspension of employment or variation of an employment contract; or

19.2.4

incurred a liability in respect of any accident or injury which is not covered by insurance, or received notice of claim from a director, officer, employee or former employee indicating a potential liability in respect of any of the foregoing.

19.3	Compliance with law

As far as the Sellers are aware, the Company has complied with:

19.3.1

each obligation imposed on it by, and each order and award made under, statute, the Treaty of Rome, EC Directive, regulation, code of conduct and practice, collective agreement, custom and practice relevant to the relations between it and its employees or a trade union or the terms of employment of its employees;

19.3.2	each recommendation made by the Advisory, Conciliation and Arbitration Service and each award and declaration made by the Central Arbitration Committee;

19.3.3	the provisions of the Employment Rights Act 1996 in relation to its employees;

19.3.4	each obligation under the Working Time Regulations 1998, in particular, as to the hours worked by its employees and as to its record-keeping obligations; and

19.3.5	the provisions of the Information and Consultation of Employees Regulations 2004,

and there are no enquiries or investigations existing, pending or threatened affecting the Company in relation to any directors, officers or employees or former officers or employees by the Equal Opportunities Commission, the Commission for Racial Equality or the Health and Safety Executive or any other bodies with similar functions or powers in relation to workers.

19.4	Redundancies and transfer of business

Within the year ending on the date of this agreement the Company has not:

19.4.1

given notice of redundancies to the relevant Secretary of State or started consultations with a trade union under Chapter II of Part IV of the Trade Union and Labour Relations (Consolidation) Act 1992 or failed to comply with its obligations under Chapter II of Part IV of that Act; or

19.4.2

been a party to a relevant transfer (as defined in the Transfer of Undertakings (Protection of Employment) Regulations 2006) or failed to comply with a duty to inform and consult employee representatives or a trade union under those Regulations.

19.5	Trade unions

	19.5.1	The Company has no agreement or arrangement with and does not recognise a trade union, works council, staff association or other body representing any of its employees.

19.5.2

The Company is not involved in, and no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its employees.

	19.5.3	The Company has not received any formal request under the Information and Consultation of Employees Regulations 2004.

19.6	Incentive schemes

The Company does not have and is not proposing to introduce a share incentive, share option, profit sharing, bonus, commission or other incentive scheme for any of its directors, other officers or employees.

19.7	Employment claims

19.7.1

There are no legal or other proceedings between the Company on the one hand and any director or employee of the Company or consultant or former director or employee of the Company or consultant on the other hand nor are any such proceedings pending or threatened.

	19.7.2	There are no facts, matters or circumstances which could give rise to any such proceedings to the best of the knowledge, information and belief of the Sellers.

	19.7.3	No court or Tribunal case, claim or action has been brought by any employee against the Company within the two years ending on the date of this agreement.

20	Pensions and other benefits

Save as set out in the Disclosure Letter the Company has no present, past or future obligations to make any contributions of or to provide any pension benefits to the employees or officers of the Company. All payments in respect of such benefits are up to date.

21	Effect of sale

As far as the Sellers are aware, neither the execution and delivery nor the performance of this agreement or of a document or agreement entered into pursuant to this agreement or of any obligation under it will:

21.1	conflict with or constitute or result in a breach of or default under or require the consent of a person under:

21.1.1

any governmental, public or contractual obligation which is binding upon the Company or any Seller, including the provisions of any Encumbrance to which the Company or any Seller is a party or by which any of the Shares or the Company's assets are bound or subject;

	21.1.2	any court order, judgment, decree, award or injunction which is binding upon the Company or any Seller or by which any of the Shares or the Company's assets are bound or subject; or

	21.1.3	an agreement, arrangement or obligation to which the Company or any Seller is a party or a legal or administrative requirement in relation to the Company or any Seller in any jurisdiction;

21.2	result in the Company losing the benefit of an asset, licence, grant, subsidy, right or privilege which it enjoys at the date of this agreement in any jurisdiction;

21.3

relieve any person from any obligation under any contracts to which the Company is a party or entitle any person to terminate any such obligation or any right or benefit enjoyed by the Company under any such contract;

21.4	result in the creation, imposition, crystallisation or the enforcement of any Encumbrance on or over any of the Company's assets; or

21.5

make the Company liable to offer for sale, transfer or otherwise dispose of or purchase or otherwise acquire any assets, including shares held by it in other bodies corporate under their articles of association or any agreement or arrangement.

22	Insurance

22.1

Each insurable asset of the Company has at all times been and is at the date of this agreement insured to its full replacement value against each risk normally insured against by a person operating the types of business operated by the Company.

22.2

The Company has at all times been and is at the date of this agreement adequately insured against accident, damage, injury, third party loss (including product liability), loss of profits and all other risks normally insured against by a person operating the types of business operated by the Company.

	22.3	The Disclosure Letter contains a list of each current insurance and indemnity policy in respect of which the Company has an interest (together the "Policies").

	22.4	Each of the Policies is valid and enforceable and is not void or voidable. The Company has not done anything or omitted to do anything which might make any of the Policies void or voidable.

22.5

All premiums due in respect of the Policies have been paid up to date and the Company has not done or omitted to do anything which might result in an increase in the premium payable under any of the Policies.

	22.6	No claim is outstanding under any of the Policies and there is no fact or circumstance which might give rise to a claim under any of the Policies.

23	EHS Matters

	23.1	The Company does not have, nor as far as the Sellers are aware, is it required to have any Environmental Permits.

	23.2	As far as the Sellers are aware, the Company has at all times fully complied with all EHS Laws and there is no fact or circumstance which might lead to any breach of, or liability under, any EHS Laws.

23.3

There are no civil, criminal, arbitration or administrative actions, claims or proceedings pending or threatened against the Company arising from or relating to any EHS Laws and there is no fact or circumstance which might lead to such actions, claims or proceedings.

23.4

The Company has not received any communication from any regulatory authority with regard to any alleged breach of EHS Laws and there have been no complaints, investigations, enquiries, requests for information or other formal or informal indications of any possible claims or legal actions in respect of EHS Matters from any person including any neighbour, current or former employee, or regulatory authority.

	23.5	There are no Hazardous Substances in, on or under the Property, nor have any Hazardous Substances been emitted, escaped or migrated from the Property.

	23.6	As far as the Sellers are aware, there are no asbestos containing materials or underground storage tanks in, on or under the Property.

24	Finance, borrowing and guarantees

	24.1	Bank accounts

The Disclosure Letter contains full details of all investment, deposit and bank accounts maintained by or on behalf of the Company and of the banks of other financial institutions at which those accounts are kept.

24.2	Borrowings

24.2.1

Accurate details of all overdrafts, loans or other financial facilities outstanding or available to the Company are set out in the Disclosure Letter, whether or not such facilities are of a type which would be required to be shown in or reflected in the Accounts (including any indebtedness for moneys borrowed or raised under any acceptance credit, bond, note, bill of exchange or commercial paper, finance, lease, hire purchase agreement, trade bills (other than those on terms normally obtained) forward sale or purchase agreement or conditional sale agreement or other transaction having the commercial effect of a borrowing) and copies of all documents relating to such matters are included in the Disclosure Documents. Neither the Sellers nor the Company has done anything whereby the continuance of any such facilities in full force and effect might be affected or prejudiced.

	24.2.2	The total amount borrowed by the Company does not exceed any limitations on the borrowing powers of the Company contained in:

	(a)	the memorandum or articles of association of the Company; or

	(b)	any debenture or other deed or document binding on the Company.

	24.2.3	The Company has not incurred any indebtedness other than in the ordinary course of business.

24.3	Guarantees, indemnities and Encumbrances

24.3.1

The Company is not a party to and is not liable (including contingently) under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation.

	24.3.2	No part of the loan capital, borrowing or indebtedness in the nature of borrowing of the Company is dependent on the guarantee or indemnity of, or security provided by, another person.

	24.3.3	The Company does not have outstanding any Encumbrance or any obligation (including a conditional obligation) to create any Encumbrance.

24.4	Events of default

	24.4.1	No event has been alleged or, as far as the Sellers are aware, has occurred which:

(a)

constitutes an event of default, or otherwise gives rise to an obligation to repay, under an agreement relating to borrowing or indebtedness in the nature of borrowing (or will do so with the giving of notice or lapse of time or both); or

(b)

will lead to an Encumbrance constituted or created in connection with borrowing or indebtedness in the nature of borrowing, a guarantee, an indemnity or other obligation of the Company becoming enforceable (or will do so with the giving of notice or lapse of time or both).

24.4.2	The Company has not during the two years ending on the date of this agreement, repaid any sum in the nature of borrowings in advance of any due date.

	24.5	Grants

The Company is not liable to repay an investment or other grant or subsidy made to it by a body (including the Department of Business, Enterprise and Regulatory Reform or its predecessor). No fact or circumstance (including the execution and performance of this agreement) exists which might entitle a body to require repayment of, or refuse an application by the Company for, the whole or part of a grant or subsidy.

25	Litigation

25.1

Except in relation to the collection of unpaid debts arising in the ordinary course of business, neither the Company nor a person for whose acts or defaults the Company may be vicariously liable is involved, or has during the two years ending on the date of this agreement been involved, in a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction. No civil, criminal, arbitration, administrative or other proceeding in any jurisdiction is pending or threatened by or against the Company or a person for whose acts or defaults the Company may be vicariously liable.

25.2

To the best of the Sellers' knowledge, information and belief no fact or circumstance exists which might give rise to a civil, criminal, arbitration, administrative or other proceeding in any jurisdiction involving the Company or a person for whose acts or defaults the Company may be vicariously liable.

25.3

There is no outstanding judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental agency in any jurisdiction against the Company or a person for whose acts or defaults the Company may be vicariously liable.

25.4

Details of all material customer claims, complaints or returns relating to the Company that have occurred during the 12 months ending on the date of this agreement are contained in the Disclosure Letter.

26	Insolvency, winding up, bankruptcy etc.

26.1

No order or application has been made or resolution passed for the winding up of the Company or for the appointment of a provisional liquidator to the Company or for an administration order in respect of the Company.

	26.2	No receiver or receiver and manager has been appointed of the whole or part of the Company's business or assets.

26.3

No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of the Company. No compromise or arrangement has been proposed, agreed to or sanctioned under section 425 CA1985 in respect of the Company.

	26.4	The Company is not insolvent or unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986. The Company has not stopped paying its debts as they fall due.

	26.5	No distress, execution or other process has been levied on an asset of the Company.

	26.6	There is no unsatisfied judgment or court order outstanding against the Company.

	26.7	None of the Company's assets have been the subject of a transaction at an undervalue within the meaning of Part IX or Part VI of the Insolvency Act 1986.

	26.8	No action is being taken by the registrar of companies to strike the Company off the register under section 652 CA1985.

	26.9	No bankruptcy order has been made in respect of any Seller nor has any petition been presented to make any of the Sellers bankrupt.

26.10

No application has been made in respect of any Seller for an interim order under section 253 Insolvency Act 1986, no person has been appointed by the court to prepare a report in respect of any Seller under section 273 Insolvency Act 1986 and no interim receiver has been appointed to the property of any Seller under section 286 Insolvency Act 1986.

	26.11	No Seller is unable to pay or has no reasonable prospect of being able to pay any debt as those expressions are defined in section 268 Insolvency Act 1986.

	26.12	Neither the Company nor any Seller has suffered any equivalent or analogous proceedings or orders to any of those described above in this paragraph 26 under the law of any other jurisdiction.

27	Compliance with law

	27.1	General

27.1.1 As far as the Sellers are aware, the Company has at all times carried on its business and used and dealt with its assets in compliance with all applicable legal and administrative requirements, laws and regulations whether of the United Kingdom or elsewhere.

27.1.2

As far as the Sellers are aware, there has been no violation of, or default with respect to, any statute, regulation, directive, order, decree or judgement of any court or any governmental agency of the United Kingdom (or any other country in which the Company conducts business) by the Company.

27.1.3

The Company does not carry on (and has not, at any time when not an authorised person under Part III Financial Services and Markets Act 2000, carried on) a regulated activity in the United Kingdom within the meaning of section 22 Financial Services and Markets Act 2000.

	27.1.4	There is no outstanding liability for any industrial training levy or for any other statutory or governmental levy or charge in relation to the Company or any present or former employees.

	27.1.5	The Company is not and has not at any time been engaged in any activity governed by any consumer credit laws.

27.2	Investigations

There is and has been no governmental or other investigation, enquiry or disciplinary proceeding concerning the Company in any jurisdiction and none is pending or threatened. As far as the Sellers are aware, no fact or circumstance exists which might give rise to an investigation, enquiry or proceeding of that type.

27.3	Unlawful payments

	27.3.1	Neither the Sellers, the Company nor a person for whose acts or defaults the Company may be vicariously liable has:

(a)	induced a person to enter into an agreement or arrangement with the Company by means of an unlawful or immoral payment, contribution, gift, or other inducement;

(b)	offered or made an unlawful or immoral payment, contribution, gift or other inducement to a government official or employee; or

(c)	directly or indirectly made an unlawful contribution to a political activity.

27.3.2	The Company has not:

(a)	acquired any asset with monies representing the proceeds of crime; or

(b)	at any time received monies representing the proceeds of crime.

27.3.3	The Shares were not purchased or subscribed for by the Sellers with monies representing the proceeds of crime.

27.4	Brokerage or commissions

No person is entitled to receive from the Company a finder's fee, brokerage or commission in connection with this agreement or anything contained in it and the Company is not liable to pay to any of its directors, employees, agents or advisors any sum whatsoever in connection with the sale of the Shares.

28	Permits

28.1

For the purposes of this paragraph 28, "Permit" shall mean a permit, licence, consent, approval, certificate, qualification, specification, registration or other authorisation, or a filing of a notification, report or assessment, necessary in any jurisdiction for (i) the proper and effective operation of the Company's business, (ii) the Company's ownership, possession, occupation or use of any of its assets, (iii) the manufacture, sale or supply of any goods or services by the Company or (iv) the marketing of such goods or services.

	28.2	The Company has obtained and complied with the terms and conditions of each Permit (complete copies of which are included in the Disclosure Documents).

28.3

Each Permit is in full force and effect and is unconditional or subject only to a condition that has been satisfied (and nothing more remains to be done under the condition). No expenditure or work is or will be necessary to comply with, maintain or obtain a Permit. There is no indication that any Permit might be revoked, suspended, cancelled, varied or not renewed and each action required for the renewal or extension of each Permit has been taken. No Permit and no condition to which any Permit is subject is personal to the Sellers and there are no circumstances which indicate that equivalent Permits (on no less favourable terms) would not be granted to the Company following the acquisition of the Shares by the Buyer.

29	Insider agreements

	29.1	The business of the Company is not carried on by or for the benefit of any person other than the Company.

29.2

None of the Sellers nor any person connected with any of the Sellers has any direct or indirect interest in any business which has a close trading relationship with the Company or which is, or is likely to become, competitive with the Company.

29.3

There is, and during the three years ending on the date of this agreement there has been, no agreement or arrangement (legally enforceable or not) affecting the Company to which a Seller is or was a party and in which a Seller, a director or former director of the Company or a person connected with any of them is or was interested in any way, other than a bona fide contract of employment made between the Company and a Seller or a director or former director of the Company in the ordinary course of business.

29.4

Save in respect of properly accrued remuneration or business expenses, there is no amount owing by the Company to any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) nor does any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) have any claims against the Company on any account whatsoever including claims for compensation for loss of office, unfair dismissal or redundancy.

29.5

There is no amount owing to the Company from any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) nor does the Company have any claims against any Seller, director or former director of the Company (or any person connected with any such Seller, director or former director) on any account whatsoever.

30	Real Property

30.1 Property comprises all land

The Properties comprises all land and premises owned, occupied or used by, or in the possession of, the Company or in which the Company has an interest.

30.2	Title

30.2.1

The Company is solely legally and beneficially entitled to the Properties under the terms of the lease relating to the same a complete copy of which is included in the Disclosure Documents (‘the Lease’).

30.3	Appurtenant rights

	30.3.1	Each service necessary for the existing use of Properties (including, without limitation, electricity, gas and water supplies, sewerage and telecommunications lines) is available to the Company.

30.3.2

So far as the Sellers are aware, the Company's access to the Properties is sufficient for the existing use of the Properties and is by means of a road adopted by the local highway authority and maintainable at public expense.

30.4	Outgoings

So far as the Sellers are aware the Properties are not subject to outgoings other than the uniform business rate, water and sewerage rates and, in the case of a property held under a lease, tenancy or licence, rent, service charge and insurance premiums or other payments under the lease, tenancy or licence or documents ancillary thereto; all such outgoings have been paid to date.

30.5	Adverse interests

30.5.1

So far as the Sellers are aware the Properties are not nor any of the title deeds is subject to an unregistered interest which overrides (as set out and included in Schedules 1 and 3 of the Land Registration Act 2002), lease, agreement for lease or other interest and none is in the course of being acquired by or against the Property.

30.5.2

There is no person in possession or occupation of, or so far as the Sellers are aware who has or claims a right or interest of any kind in, the Properties adversely to the Company's interest. The Company is entitled to and has exclusive vacant possession of the Properties under and subject to the terms of the Lease.

	30.5.3	So far as the Sellers are aware no fact or circumstance exists which adversely affects the Company's use of the Properties.

30.6	Performance of obligations affecting the Property

The Company has not received any notice stating it has breached any permit, obligation, covenant, exception, reservation, stipulation, condition, restriction, agreement (including, without limitation, the term of any lease) and legal, regulatory and administrative requirement affecting the Company's ownership, occupation, possession, development or existing use of the Properties.

30.7	Notices

There are no outstanding notices affecting the Properties.

30.8	Compulsory acquisition

There is no resolution for compulsory acquisition of the Properties by a local or other authority.

30.9	Use and construction

	30.9.1	The Properties’ existing use is the lawful use permitted under:

(a)	applicable town and country planning legislation; and

(b)	the terms of the lease, tenancy or licence, as varied by any supplemental deed or document,

and in neither case is that permission temporary or personal.

	30.9.2	Any permission necessary for any of the Properties’ existing use, its original construction and any subsequent alteration and development has been obtained and is in force.

30.9.3

There is no outstanding order, notice or other requirement of any local or other authority that affects the Properties’ existing use or involves expenditure by the Company in complying with it nor any circumstances known which may result in any such order or notice being made or served.

30.10	Condition of Property

	30.10.1	The Sellers are not aware of a material deficiency which requires correction in the state or condition of any building or other structure on or forming part of the Properties.

	30.10.2	So far as the Sellers are aware no flooding has affected the Properties.

30.10.3

So far as the Sellers are aware, no building or other structure on or forming part of the Properties contains a substance which was not at the date of the construction of the building or structure used in generally accepted good building practice.

30.11	Leasehold Confirmations

The Sellers confirm that so far as they are aware:

	30.11.1	no person (including, without limitation, the landlord or licensor) may bring the term to an end before the expiry of the Lease by effluxion of time (except by forfeiture);

	30.11.2	as far as the sellers are aware, there is no fact or circumstance which:

(a)	could entitle or require a person (including, without limitation, a landlord or licensor) to forfeit or enter on, or take possession of, or occupy, any of the Properties; or

(b)	could restrict or terminate the Company's continued and uninterrupted possession or occupation of the Properties;

30.11.3	a rent or fee payable in respect of the Properties is not at the date of this agreement being reviewed;

30.11.4

no person (including, without limitation, a landlord or licensor) has elected to waive an exemption from payment by the Company of value added tax in respect of a payment made under the lease, tenancy or licence; and

30.12	Outstanding property liabilities

The Company has not been the tenant, licensee, assignee or guarantor of any lease, licence or tenancy agreement other than in relation to the Properties and the Company has not at any time acquired, assigned or otherwise disposed of any leasehold property in such a way that it retains any residence liability in respect of it.

30.13	Title Deeds

The Company has under its control all title deeds and documents necessary to prove its title to the Properties.

Schedule 6 – Sellers' Protections

This schedule 6 shall not apply in respect of a Claim which arises by reason of dishonesty, wilful default, concealment or fraud..

1	Financial Limits

	1.1	The Sellers shall not be liable in respect of any individual Claim unless the amount claimed in respect of that particular Claim exceeds £2,000.00.

1.2

The Sellers shall not be liable in respect of a Claim unless the amount of the liability in respect of that Claim when aggregated with the amount of the liability in respect of all other Claims exceeds £50,000 (in which event the Sellers shall be liable in respect of the full amount and not simply in respect of the excess). For the purposes of this paragraph 1.2 any individual Claim which does not exceed £2000.00 shall be ignored.

	1.3	The total aggregate liability of all the Sellers in respect of all Claims and Tax Claims is limited to the aggregate value of the Consideration received by them.

	1.4	The total aggregate liability of each Seller in respect of all Claims and Tax Claims is limited to the aggregate value of the Consideration received by him.

2	Time Limits

2.1

The Sellers shall not be liable in respect of any Claim unless written notice of that Claim specifying in as much detail as is reasonably practicable the matter giving rise to the Claim and the nature and amount of the Claim is given to the Sellers on or before the 30th June 2009.

2.2

The Sellers shall not be liable in respect of any Claim or Tax Claim (if not previously satisfied, settled or withdrawn) unless legal proceedings have been issued and served on the Sellers within 9 months of the service of notice of that Claim pursuant to paragraph 2.1 or within 9 months of the service of notice of that Tax Claim pursuant to paragraph 6.3 of Schedule 7.

3	Exclusion of Liability: General

	3.1	Provisions in the Accounts

The Sellers shall not be liable in respect of a Claim to the extent that the Accounts include any specific provision, accrual, reserve or allowance for any matter relating to the subject of the Claim.

	3.2	Insurance Policies

Without prejudice to the subrogated rights of any insurer, if, in respect of any matter which would give rise to a Claim, the Company obtains recovery from its insurers, then to the extent that such recovery is made, the Claim shall then reduce by the amount recovered or be extinguished (as the case may be) less all reasonable costs incurred in connection therewith.

4	Specific Limitations

	4.1	The Buyer shall not have any claim whatsoever against the Sellers in respect of any Claim to the extent:

		4.1.1	that such breach or claim occurs as a result of any legislation not in force at the date hereof which takes effect retrospectively;

4.1.2

that the liability to which the claim relates arises as a result of any change in the accounting policies adopted by the Company after Completion (whether or not relating to a period prior to Completion), save to the extent any such change is required to comply with generally accepted accounting policies or principles; and

4.1.3

that it would not have arisen but for a transaction entered into or other voluntary act on the part of the Company or the Buyer after Completion which is not in the ordinary course or the normal business of the Company carried on at the date of the agreement and is not pursuant to a legally binding obligation entered into before Completion.

5	Mitigation

For the avoidance of doubt nothing in this schedule 6 shall be deemed to relieve the Buyer from its general duty to the Sellers to mitigate its loss.

6	Subsequent Recovery from Third Party

6.1

If the Sellers pay to the Buyer an amount in respect of a Claim and the Buyer or the Company subsequently recovers from another person an amount which specifically relates to the matter giving rise to the Claim

6.1.1

if the amount paid by the Sellers in respect of the Claim is more than the Sum Recovered, the Buyer shall , as soon as reasonably practicable after it or the Company has received such amount, pay to the Seller the Sum Recovered; and

6.1.2

if the amount paid by the Sellers in respect of the Claim is less than or equal to the Sum Recovered, the Buyer shall, as soon as reasonably practicable after it or the Company has received such amount, pay to the Sellers an amount equal to the amount paid by the Sellers.

6.2

For the purposes of paragraph 6.1, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less all reasonable costs and expenses (including any Taxation payable by the Buyer) incurred by the Buyer in recovering the amount from the person.

Schedule 7 – Tax

1	Definitions and Interpretation

	1.1	In this schedule, the following words and expressions have the following meanings:-

"Actual Liability to Taxation" any liability of the Company to make an actual payment of (or of an amount in respect of) Taxation;

"Auditors" the auditors for the time being of the Company;

"Claim" any claim, notice or demand, assessment, letter or other document issued, or action taken, by or on behalf of any Taxation Authority, by which it appears that:-

(a)

the Company is or may be subject to a Liability to Taxation, whether or not the Company is primarily so liable and whether or not the Company has any right of reimbursement against any other person; or

		(b)	any liability or any encumbrance of the kind mentioned in paragraph 3.7 of this schedule may arise.

"Event"

any event whatsoever including but not limited to any disposition, transaction, action or omission (whether or not the Company and/or the Buyer is party thereto), the earning, accrual or receipt of any income, profits or gains, the declaration, payment or making of any dividend or other distribution and Completion and reference to any Event occurring on or before Completion shall be deemed to include any combination of two or more Events only the first or some of which shall have taken place on or before Completion where the Event or Events occurring after Completion is or are:

(a)

the completion of the disposal of any asset which was contracted to be sold on or before Completion or the performance of any other act by virtue of an obligation entered into on or before Completion or by virtue of any other obligation howsoever imposed;

(b)

the satisfaction of a condition to which the disposal of any asset pursuant to a contract entered into on or before Completion is subject (in which case the disposal shall, for the purposes of this Agreement be treated as having been made before Completion and any Taxation Liability arising from such disposal shall be treated as having arisen before Completion);

		(c)	the failure of any person (other than the Buyer or the Company) to discharge a liability for Tax within a specified period or the expiry of such a period;

		(d)	the issue or making of any Claim or the disclosure of any matter to a Taxation Authority in accordance with any Taxation statute;

		(e)	the bringing into the United Kingdom of any document executed prior to Completion outside the United Kingdom or the presentation of any document executed prior to Completion for stamping;

		(f)	the making of any chargeable payment (as defined in section 214 of the Taxes Act);

		(g)	the exercise of any option granted on or before Completion; or

(h)

the first assignment of a lease that is not exempt from charge by virtue of any of the provisions specified in paragraph 11(3) Schedule 17A FA 2003 and in relation to which the assignee does not acquire the lease as a bare trustee of the assignor;

"FA" Finance Act;

"IHTA"
Inheritance Tax Act 1984;

"ITA"
Income Tax Act 2007;

"ITEPA"
Income Tax (Earnings and Pensions) Act 2003;

"Liability to Taxation"

(a)

any Actual Liability to Taxation (and, for the purposes of paragraph 3, the amount of such Liability to Taxation shall be the amount of actual payment of Taxation or the payment in respect of or by reference to Taxation which in each case the Company is liable to make);

(b)

the loss, cancellation, nullification or clawing back (in whole or in part) of any Relevant Pre-Completion Relief (and, for the purposes of paragraph 3, if the Relevant Pre-Completion Relief lost, nullified, cancelled or clawed back was a deduction from or set-off against Taxation, the amount of such Liability to Taxation shall be the amount of the Relevant Pre-Completion Relief lost or if the Relevant Pre-Completion Relief lost was a deduction from or a set-off against income, profits or gains, the amount of such a Liability to Taxation shall be the amount of Taxation which would have been saved but for the loss of the Relevant Pre-Completion Relief on the basis of rates of Taxation current at the date of the loss);

(c)

the set-off of any Relevant Pre-Completion Relief or any Post-Completion Relief against any Actual Liability to Taxation in respect of which the Sellers would, but for such set-off, have been liable under paragraph 3, or against any income, profits or gains of the Company earned, accrued or received on or before Completion in circumstances where, but for such set-off, the Company would have suffered an Actual Liability to Taxation in respect of which the Sellers would have been liable under paragraph 3 (and, for the purposes of paragraph 3, the amount of such a Liability to Taxation shall be the amount of the Relevant Pre- Completion Relief or Post-Completion Relief set-off against an Actual Liability to Taxation or the amount of Taxation saved as a result of the set-off of the Relevant Pre-Completion Relief or Post-Completion Relief against income, profits or gains, as the case may be);

(d)

the loss by the Company (in whole or in part) of any right to repayment of Taxation or the set-off of any such right to repayment of Taxation or any right to repayment of Taxation which arises wholly or mainly as a result of any Event occurring after Completion against any Actual Liability to Taxation in respect of which the Sellers would, but for such set-off, have been liable under paragraph 3 (and for the purposes of paragraph 3, the amount of such a Liability to Taxation shall be the amount of the repayment of Taxation which would have been obtained but for the loss or set-off).

"PAYE"
the mechanism described by Taxation Statutes for the collection of income tax and national insurance contributions from payments and benefits received by an individual in connection with his employment;

"Post-Completion Relief"
any Relief which arises wholly or mainly as a result of or by reference to any Event occurring after Completion;

"Relevant Pre-Completion Relief"
any Relief which arises wholly or mainly as a result of or by reference to any Event occurring on or before Completion and which is treated as an asset in the Accounts;

"Relief"

any relief, allowance, exemption, set-off, deduction or credit available from, against or in relation to Taxation or in the computation of income, profits or gains for any Taxation purpose;

"Seller Associate"
means any Seller and any other person with whom the Sellers or the Company is either associated (within the meaning of section 253 of ITA) or connected (within the meaning of sections 993 and 994 of ITA);

"Tax" or "Taxation"

(a)

any tax, duty, impost or levy, past or present, of the United Kingdom or elsewhere, whether governmental, state, provincial, local governmental or municipal, including, but not limited to, income tax (including income tax required to be deducted or withheld from or accounted for in respect of any payment under Part II ITEPA or otherwise), corporation tax, advance corporation tax, any tax required to be accounted for under section 419 of the Taxes Act, capital gains tax, any liability arising under section 207 of the Finance Act 2004, inheritance tax, value added tax, insurance premium tax, landfill tax, stamp duty, stamp duty reserve tax, stamp duty land tax, customs and other import or export duties, rates, national insurance and social security contributions; and

(b)

any fine, penalty, charge or interest relating to any such tax, duty, impost or levy mentioned in paragraph (a) of this definition or to any account, record, form or return required to be submitted to any competent authority for the purposes of any such tax, duty, impost or levy;

"Taxation Authority"
any taxing or other authority, whether of the United Kingdom or elsewhere, competent to impose any Liability to Taxation including but not limited to HM Revenue & Customs;

"Taxation Statute"
any statute (and all regulations whatsoever and other documents having the force of law under such statute howsoever made) ordinance, directive or Act providing for, imposing or relating to Taxation;

"Taxes Act"
the Income and Corporation Taxes Act 1988;

"TCGA"
Taxation of Chargeable Gains Act 1992; and

"VATA"
Value Added Tax Act 1994.

1.2	In interpreting this schedule:

	1.2.1	words and expressions defined elsewhere in this agreement shall, unless the context otherwise requires, have the same meanings in this schedule as in the agreement;

1.2.2

references to Events include Events which are deemed to have occurred for any Taxation purpose and references to income, profits or gains earned, accrued or received include income, profits or gains which are deemed to have been earned, accrued or received for any Taxation purpose and any reference to any Event occurring on or before Completion shall be deemed to include a reference to an Event which is deemed for any purposes of any Taxation to have occurred on or before Completion;

1.2.3

references to the loss of a Relief include the disallowance of a Relief, a failure to obtain a Relief or the inability of the Company to set off or otherwise use a Relief howsoever in the way it was assumed to be set off or otherwise used and references to the loss of a right to repayment of Taxation include the disallowance of a repayment of Taxation and the failure to obtain a repayment of Taxation; and

	1.2.4	the Company shall mean the Company and any or all of the Group Companies so that this schedule applies to each and to any of the Group Companies.

1.3

It shall be assumed for all of the purposes of this Tax Schedule (and in particular for calculating any Liability to Taxation or any Relief) that the date of completion is the end of an accounting period for the purposes of section 12 of the Taxes Act (basis of and periods of account) and all such adjustments and apportionments as may be required consequent upon such assumption shall be made in assessing any liability or in making any calculation required under this Schedule.

PART 2 - TAX WARRANTIES

2	The Tax Warranties

2.1

All returns, computations, accounts, information, notifications and payments which should be or should have been made or provided by the Company for any Taxation purpose have been made within the requisite periods and are up-to-date, correct and on a proper basis and none of them is or is likely to be the subject of any dispute with HM Revenue & Customs or any other Taxation Authority.

2.2

The Company has duly deducted and accounted for all amounts which it has been obliged to deduct in respect of Taxation and, in particular, has properly operated the PAYE system by deducting Taxation, as required by law, from all payments made or treated as made to its employees or former employees and accounting to HM Revenue & Customs or other appropriate Taxation Authority for all Taxation deducted by it or Taxation in respect of which the Company is otherwise required to account to HM Revenue & Customs or other appropriate Taxation Authority and for all Taxation chargeable on benefits provided for its employees or former employees.

	2.3	The Company has complied with all relevant reporting obligations contained in Part 7 of ITEPA.

2.4

No employee or director of the Company has acquired shares in any Group Company or any other company before 16 April 2003 in circumstances where Chapter 2 (conditional acquisition of shares) of Part 7 of ITEPA as originally enacted could apply to the acquisition and no employee or director of any Group Company has acquired shares on or after 16 April 2003 which are restricted securities within the meaning of section 423 ITEPA as substituted by Finance Act 2003 or has any right or option to acquire any such shares.

2.5

No employee or director of the Company has acquired shares in any Company or any other company before 16 April 2003 in circumstances where Chapter 3 (convertible shares) of Part 7 of ITEPA as originally enacted could apply to the acquisition and no employee or director of the Company has acquired shares to which any of the provisions of chapters 3, 3A, 3B, 3C, 3D or 4 of Part 7 of ITEPA as substituted by FA 2003 could apply.

2.6

No employee of the Company has been granted a right to acquire shares in the Company or any other company to which the provisions of section 485 ITEPA as originally enacted or section 483 ITEPA as substituted by Finance Act 2003 could apply.

2.7

There are no employee share incentive schemes (such as share option schemes, savings-related share option schemes, employee share ownership plans or profit sharing schemes) established by the Company whether approved by HM Revenue & Customs or not and the Company has not granted any employee or director any right to acquire shares under a Enterprise Management Incentive scheme under Chapter 9 of Part 7 of ITEPA or otherwise.

2.8

The Company will be entitled to corporation tax relief under Schedule 23 FA 2003 on shares acquired by its employees or on the acquisition of such shares, whether pursuant to the exercise of an option or not.

2.9

The Company is not liable nor is it likely to become liable to pay, or make reimbursement or indemnity in respect of, any Taxation (or any amount corresponding to Taxation) in consequence of the failure by any other person to discharge that Taxation or amount within any specified period or otherwise, where the Taxation or amount relates to a profit, income, gain, transaction, event, omission or circumstances arising, occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

2.10

No relief (whether by way of deduction, reduction, set-off, exemption, repayment or allowance, or otherwise) from, against or in respect of any Taxation has been claimed and/or given to the Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstances arising or occurring at any time after Completion.

2.11

The Company has maintained and has in its possession and under its control all records and documentation which it is required by any of the Tax Statutes to maintain and the Company has complete and accurate books and records and/or information to enable it to calculate its future liability to Tax upon the disposal of any asset owned by the Company at the date of this agreement.

2.12	Since the Accounts Date, the Company has not incurred or become liable to incur expenditure which will not be wholly deductible in computing its taxable profits.

2.13	There has not been a change in the basis of computing trade profits in the last three accounting periods.

2.14

The provision for Taxation both current and deferred contained in the Accounts is complete and accurate in all respects and without prejudice to the generality of the foregoing makes full provision for all Taxation liable to be assessed on the Company or for which it will become accountable in respect of the period ended on the Accounts Date whether or not the Company has or may have any right of reimbursement against any other person.

2.15	The Company has not at any time been a close company as defined in section 414 of the Taxes Act or a close investment holding company as defined in section 13A of the Taxes Act.

2.16

The Company has not at any time made any payment or incurred any expense or provided any benefit or facility of whatever kind falling to be dealt with under section 418 of the Taxes Act or made any loan or advance or payment or given any consideration or effected any transactions falling within sections 419 to 422 of the Taxes Act (inclusive).

2.17	There are not in existence any circumstances whereby any such power as is mentioned in section 212 IHTA could be exercised in relation to any shares in, securities of, or assets of, the Company.

2.18	The Company is not liable to be assessed to corporation tax on chargeable gains or to inheritance tax as donor or donee of any gift as transferor or transferee of value.

2.19	The Company has not been a party to associated operations in relation to a transfer of value within the meaning of section 268 IHTA.

2.20	No HM Revenue & Customs charge (as defined in section 237 IHTA) is outstanding over any asset of the Company or in relation to any shares in the capital of the Company.

2.21	The Company has not received any asset as mentioned in section 282 TCGA.

2.22

The Company has not been party to any transaction in respect of which the relevant Tax Authority may substitute for Tax purposes a different amount or value than the amount or value of the actual consideration given or received by the Company including, for the avoidance of doubt, any transactions to which sections 770 and 770A or Schedule 28AA of the Taxes Act might apply.

2.23	No deduction for a payment of interest by the Company has been or is likely to be disallowed by Schedule 28AA of the Taxes Act.

2.24

On disposal of an asset of the Company for a consideration equal to the value attributed to the asset in the Accounts, no chargeable gain or profit (disregarding the effects of any indexation relief available) will arise and no liability to corporation tax will arise (disregarding a statutory right to claim an allowance or relief).

2.25

In preparing the Accounts, the value used for each asset or class of assets in respect of which a separate computation for capital allowances is required (whether as a result of an election or otherwise) is such that, on a disposal of that asset or all the assets in that class for a consideration equal to the value used (and disregarding a statutory right to claim an allowance or relief), no balancing charge would be made.

2.26

No Liability to Taxation (other than value added tax) would arise if the Company were to dispose of an asset acquired since the Accounts Date for a consideration equal to the consideration actually given for the acquisition.

2.27	Since the Accounts Date, the Company has not entered into or been a party to a transaction which will or may give rise to a liability to corporation tax on chargeable gains.

2.28

Neither the execution nor the performance of, nor any action taken in pursuance of, this agreement, nor any other event, transaction, act or omission since the Accounts Date will result in any asset of the Company being deemed to have been disposed of and reacquired under section 179 TCGA.

2.29	The Company has never been a partner in a partnership to which the rules of schedule 15 FA 2006 apply.

2.30	The Company has not entered into or been a party to any election of the kind specified in section 179A TCGA.

2.31	The Company has not been a party to a loan relationship which has been or which may be treated as being for an unallowable purpose within the meaning of paragraph 13 schedule 9 FA 1996.

2.32	The Company has not engaged in or been a party to any scheme or arrangement of which the main purpose, or one of the main purposes, was the avoidance of or a reduction in the Liability to Taxation.

2.33	The Company has not been a party to, or acted as a promoter of, any notifiable arrangements or notifiable proposals within the meaning of sections 306 and 307 FA 2004.

2.34

The Company is registered for the purposes of the VATA, has made, given, obtained and kept up-to-date, full and accurate records, invoices and documents appropriate or required for the purposes of the VATA, has complied in all respects with all other applicable VAT legislation and in particular has filed all returns and made all payments of VAT on a timely basis and has not been required by a Taxation Authority to give security under the VATA.

2.35	The Company is not and has never been a member of a group of companies for the purpose of section 43 VATA.

2.36	The Company has not been liable to a penalty under section 63 VATA.

2.37	The Company does not own any asset which is a capital item, the input tax on which may be subject to adjustment in accordance with Part XV of the Value Added Tax Regulations 1995.

2.38

Neither the Company, nor a company of which the Company is a relevant associate within the meaning of paragraph 3(7) schedule 10 VATA, has elected to waive the exemption under paragraph 2 schedule 10 VATA in relation to any land or buildings.

2.39

All value added tax payable on the import of goods and all customs duties and duties of excise payable to a Taxation Authority in respect of any asset (including, without limitation, trading stock) imported or owned by the Company has been paid.

2.40	The Company has not been a party to, or acted as a promoter of, any designated scheme or notifiable scheme within the meaning of Schedule 11A VATA 1994.

2.41

All documents to which the Company is a party and which are chargeable with stamp duty have been duly stamped with the correct amount of duty. In the event of any breach of this warranty, the amount of damages payable shall be an amount equal to the appropriate amount of stamp duty together with any interest, penalties, costs and expenses relating thereto.

2.42

The Company has never made any claim for relief or exemption under section 42 FA 1930, section 151 FA 1995, or sections 75 to 77 FA 1986 (inclusive) and no circumstances exist whereby any relief claimed under section 42 FA 1930 or section 151 FA 1995 may be withdrawn including but not limited to the operation of section 111 FA 2002.

2.43	The Company has not entered into any agreement in respect of property in the UK which has been executed outside the UK with an agreement to keep the original of such an agreement outside the UK.

2.44

Stamp duty land tax has been paid in full in respect of all estates or interests in land acquired on or after 1 December 2003 by the Company and there are no contingent liabilities or requirements to submit a further land transaction return in relation to:

	2.44.1	properties acquired as a going concern for the purposes of section 49 VATA;

	2.44.2	contingent, uncertain or unascertained consideration;

	2.44.3	transactions capable of being treated as linked for the purposes of section 108 FA 2003;

2.44.4	any lease subject to the provisions of paragraph 8 of Schedule 17A FA 2003 on account of the rent being variable or uncertain;

2.44.5	leases subject to the provisions of paragraph 14 of Schedule 17A FA 2003 being leases subject to an abnormal increase of rent after the fifth year of grant;

2.44.6	leases the assignment of which would be deemed to be the grant of a new lease; or

2.44.7	any other arrangement capable of giving rise to a further charge to stamp duty land tax.

2.45

The Company has not claimed relief from stamp duty land tax under Part 1 (group relief) or Part 2 (reconstruction and acquisition relief) of Schedule 7 FA 2003 in relation to any estate or interest in land that has been transferred to it.

2.46	No stamp duty land tax relief was claimed on the grant of any lease to the Company which could result in an assignment of the lease by the Company being deemed to be the grant of a new lease.

2.47	The Company has sufficient records to identify which (if any) of the intangible fixed assets shown in the Accounts are "existing assets" within the meaning of paragraph 118(3) Schedule 29 FA 2002.

2.48

If the Company realised each of its intangible fixed assets to which Schedule 29 FA 2002 applies for a consideration equal to its book value as shown in or adopted for the purposes of the Accounts, no credit would be required to be brought into account.

2.49	The Company does not have nor has had at any time since immediately before 6 April 1999 any unrelieved surplus advance corporation tax within the meaning given to that term by section 32 FA 1998.

2.50	Since the Accounts Date the Company has not:

2.50.1	made any payment which is or may be treated as a distribution for the purposes of sections 209 to 211 of the Taxes Act (inclusive);

2.50.2

entered into or been a party to any transaction or series of transactions outside the ordinary course of normal trading of the Company. For the purposes of this warranty none of the following shall be regarded as an event which has occurred in the ordinary course of normal trading of the Company:

(a)	an event giving rise to a liability under section 126 and schedule 23 FA 1995;

(b)	an event giving rise to a liability under part 13 of ITA;

(c)	an event which results in the Company being liable for Taxation for which they are not primarily liable;

(d)	the failure by the Company to deduct or account for Taxation; or

(e)	any event which gives rise to a liability in respect of Taxation on deemed (as opposed to actual) income, profits or gains.

2.51

The Company is and has always been resident only in the UK, does not have a permanent establishment outside the UK and has not incurred any liability to tax outside the UK and does not own a shareholding interest in a company resident outside the UK.

2.52	The Company has never been subject to any recovery action in respect of tax payable to an overseas Taxation Authority.

PART 3 - THE COVENANT

3	Covenant

Subject as hereinafter provided, the Sellers jointly and severally hereby covenant with the Buyer to pay to the Buyer an amount equal to the amount of:-

3.1

any Liability to Taxation or any depletion in the value of the assets of the Company which has arisen or may arise directly or indirectly by reason of or in connection with any Event occurring on or before Completion, whether or not in any such case any Taxation in question is chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person, and including (without prejudice to the generality of the foregoing):

3.1.1

any Liability to Taxation which arises in connection with or in respect of or by reference to any income, profits or gains earned, accrued or received on or before Completion or in respect of a period ended on or before Completion;

3.1.2

3.2	any liability of the Company to make a payment in respect of Taxation under any indemnity, covenant, guarantee or charge entered into on or before Completion;

3.3	any Liability to Taxation which arises in consequence of the Company having at any time on or before Completion been a member of a group of companies for any Taxation purpose;

3.4

any Liability to Taxation which arises in consequences of the failure by any person who is or has been a Seller Associate to discharge a Liability to Taxation which falls upon such Seller Associate in respect of any income, profits or gains, earned, accrued or received at any time by such Seller Associate;

3.5	any Liability to Taxation arising from the Consideration being treated as employment income;

3.6

any Liability to Taxation which arises in respect of a chargeable gain as a result of the Company ceasing after Completion to use an asset acquired on or before Completion for the purposes of a trade as mentioned in section 154(2)(b) TCGA or as a result of the expiry after Completion of a period of 10 years beginning on or before Completion with the acquisition of an asset as mentioned in section 154(2)(c) TCGA;

3.7	any inheritance tax which has not previously been satisfied or discharged in full by the Sellers or any of them which

	3.7.1	arises in consequence of any transfer of value effected by the Company prior to Completion; or

3.7.2	is at Completion a charge on any of the shares or assets of the Company or which gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company; or

3.7.3

after Completion becomes a charge on or gives rise to a power to sell, mortgage or charge any of the shares or assets of the Company, being a liability in respect of inheritance tax payable on or by reason of the death of any person after a transfer of value occurring prior to Completion; and

3.8

any costs, fees or expenses reasonably incurred by the Company or the Buyer in connection with any Liability to Taxation mentioned in paragraphs 3.1 to 3.6 (inclusive), or any liability or encumbrance mentioned in paragraph 3.7, or with any Claim relating to any such Liability to Taxation or other liability or encumbrance, or with taking or defending any action under this schedule.

4	Deductions from Payments

4.1

Except as required by law all payments under this schedule shall be made gross, free of any rights of counterclaim or set-off and without any deductions or withholdings of whatever nature save that the Sellers shall be entitled to set off against any payments due under this schedule any unpaid Consideration that is due to them.

4.2

If any deduction or withholding is required by law to be made from any payment by the Sellers under this schedule, the Sellers undertake to pay to the Buyer such additional amount as is necessary to ensure that the net receipt by the Buyer (after any such deduction or withholding) is equal to the amount which it would have received and retained had the payment in question not been subject to deduction or withholding.

4.3

If the Buyer or the Company is liable to make a payment of Taxation in respect of any payment under this schedule (or would have been so liable but for the availability of any Relevant Pre-Completion Relief or any Post-Completion Relief or right to repayment of Taxation which relates to any period after Completion), the Sellers undertake to pay to the Buyer such additional amount as would have been required to be paid under paragraph 4.2 had the amount of such payment of Taxation been a deduction or withholding from the payment which gave rise to the liability to make such payment of Taxation.

5	Due Date for Payment

5.1

The due date for the making of a payment under paragraphs 3.1 to 3.7 shall be the date falling five Business Days after the Buyer has served notice on the Sellers demanding such payment and, in any case involving a liability of the Company to make an actual payment of Taxation, if later the date falling five Business Days before the last date upon which the Company is obliged to make such payment in order to avoid incurring any fine, penalty or interest in respect of unpaid Taxation.

	5.2	The due date for the making of a payment under paragraph 3.8 shall be the date falling five Business Days after the Buyer has served notice on the Sellers demanding such payment.

	5.3	The due date for the making of a payment under paragraph 4 shall be:

		5.3.1	in any case falling within paragraph 4.2, the date upon which the Sellers are liable to make the payment from which a deduction or withholding is required by law; or

	5.3.2	in any case falling within paragraph 4.3, the date falling five Business Days after the date upon which the Buyer has served notice on the Sellers demanding such payment.

5.4

If any payment required to be made by the Sellers under this schedule is not made by the due date, ascertained in accordance with paragraphs 5.1, 5.2 or 5.3 (as the case may be), then, except to the extent that the Sellers' liability under paragraph 3 compensates the Buyer for the late payment by virtue of its extending to interest, such payment shall bear interest at the annual rate of 4 per cent above Barclays Bank PLC's base lending rate from time to time, accruing on a daily basis, from the due date for payment until payment is made, whether before or after any judgement.

PART 4 - LIMITATIONS AND GENERAL

6	Limitations

6.1

The Sellers shall not be liable for breach of the Tax Warranties nor shall the covenant contained in paragraph 3.1.1 apply in respect of a Liability to Taxation mentioned in paragraph 3.1.1 to the extent to which:

		6.1.1	a specific provision, or reserve or allowance has been made in the Accounts for such Liability to Taxation; or

		6.1.2	such Liability to Taxation would not have arisen but for any Event occurring in the ordinary course of business of the Company between the Accounts Date and Completion; or

6.1.3

such Liability to Taxation would not have arisen but for any change in the rates of Taxation or statutorily imposed variation in the method of applying or calculating rates of Taxation in each case occurring after Completion but with retrospective effect;

6.1.4

such Liability to Taxation would not have arisen but for anything voluntarily done or omitted to be done outside the ordinary course of business after Completion by the Buyer or the Company other than:

			(a)	any act carried out pursuant to a legally binding obligation of the Company entered into before Completion;

			(b)	an act which the Company was required to do by any legislation (whether relating to Tax or otherwise);

			(c)	any disclosure to a Tax Authority or other government, state, municipal, local or federal regulatory authority; or

			(d)	the payment of any stamp duty or the bringing into the United Kingdom of any document entered into by the Company before Completion;

6.1.5

such Liability to Taxation would not have arisen or would have been reduced or eliminated but for a failure or omission on the part of the Buyer or the Company after Completion to make any claim or election or to give any notice or consent or to do any other thing in relation to Taxation which was taken into account in the Accounts provided that such claim, election, notice or consent was disclosed to the Buyer in the Disclosure Letter;

6.1.6

such Liability to Taxation would not have arisen but for a change in the accounting reference date of or of any accounting policies of the Company other than any changes required to comply with generally accepted accounting principles;

6.1.7

a payment in respect of such Liability to Taxation has been made or such Liability to Taxation has otherwise been settled or discharged on or before Completion (and such payment, entitlement or discharge is taken into account in the Accounts);

6.1.8	such Liability to Taxation arises in respect of the profits earned by the Company since the Accounts Date in the ordinary course of its business; or

6.1.9

such Liability to Taxation relates to unpaid VAT or PAYE and associated employer and employee national insurance contributions in both cases incurred in the ordinary course of business in so far as they have not fallen due to be paid.

6.2	For the purposes of paragraph 6.1.2 and 6.1.4 none of the following shall be regarded as an Event occurring in the ordinary course of business of the Company:-

	6.2.1	any distribution (within the meaning of Part VI (with section 418) of the Taxes Act) or deemed distribution;

6.2.2

the acquisition or disposal of any asset (including trading stock) or the supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the actual consideration (if any) for such acquisition, disposal or supply is different from the consideration deemed to have accrued or been received for any Taxation purpose;

	6.2.3	any Event which gives rise to a Liability to Taxation under Part XVII of the Taxes Act;

	6.2.4	any Event which gives rise to a Liability to Taxation primarily chargeable against or attributable wholly or partly to or recoverable wholly or partly from any other person;

	6.2.5	a disposal of capital assets;

	6.2.6	an Event giving rise to a liability under section 419 of the Taxes Act; or

	6.2.7	an Event in respect of which Taxation arises as a result of a failure of the Company to deduct or account for Taxation whether in accordance with any Taxation Statute or otherwise.

6.3

The Sellers shall not be liable in respect of a Tax Claim unless the Buyer has given the Sellers written notice of such Tax Claim (stating in reasonable detail the nature of such Tax Claim and, if practicable, the amount claimed) on or before the seventh anniversary of Completion in respect of such Tax Claim unless a Tax Authority is able to assess the Company because of fraudulent or negligent conduct.

6.4	The total aggregate liability of all the Sellers in respect of all Tax Claims is limited to the aggregate value of the Consideration received by them.

6.5	The total aggregate liability of each Seller in respect of all Tax Claims is limited to the aggregate value of the Consideration received by him.

7	Claims Procedure

7.1

Upon the Buyer becoming aware of any Claim, the Buyer shall as soon as reasonably practicable, and in any event within seven years of the date hereof, give notice of such Claim to the Sellers and upon the Buyer becoming aware of any event, fact or circumstance which may give rise to such a Claim, the Buyer shall give notice thereof and of the possible Claim to the Sellers, provided that the giving of notice under this paragraph 7.1 shall not be a condition precedent to the liability of the Sellers under this schedule.

7.2

Subject to paragraphs 7.3 to 7.7 (inclusive), the Buyer shall procure that the Company (at the Sellers' expense and provided that the Sellers shall first secure and indemnify the Company and the Buyer to the reasonable satisfaction of the Buyer against the Liability to Taxation which is the subject of the Claim and against all losses, costs, damages and expenses, including interest on overdue Taxation and additional Taxation, which may be incurred thereby) takes such action and gives such information and assistance in connection with the dispute of the Claim as the Sellers may reasonably and promptly request in writing to avoid, resist, appeal against or compromise any Claim relevant for the purposes of this schedule, including but not limited to applying to postpone (so far as legally possible) the payment of any Taxation provided that the Sellers shall not be entitled to require the Company or the Buyer to delegate the conduct of such action to the Sellers or any agent or professional adviser.

7.3

The Buyer shall keep the Sellers informed of all material matters pertaining to any dispute, appeal, negotiations or other proceedings conducted by or at the request of the Sellers pursuant to paragraph 7.2 and shall provide the Sellers with copies of all material correspondence pertaining thereto.

	7.4	The Buyer shall not be obliged to take or to procure the taking of the following action pursuant to paragraph 7.2:

		7.4.1	the submission of any proposal to settle or compromise the relevant Claim made by the Sellers of which it does not approve (such approval not to be unreasonably withheld or delayed); or

7.4.2

the agreement to the settlement or compromise of any Claim or any proposal for such settlement or compromise which is likely to affect the future Liability to Taxation of the Company unless the Sellers indemnify and secure the Company to its and the Buyer's reasonable satisfaction against such future Liability to Taxation; or

7.4.3

the contest of any Claim before any court or other appellate body (including the General Commissioners of HM Revenue & Customs, the Special Commissioners of HM Revenue & Customs and the VAT and Duties Tribunal) unless at their cost and expense the Sellers obtain the written opinion of tax counsel, being a member of the Revenue Bar Association, of not less than fifteen years' call, after disclosure of all relevant information and documents and having regard to all the circumstances that on the balance of probabilities the action will succeed; or

7.4.4

the compliance with any unreasonable instruction of the Sellers or the taking of any action or procuring the taking of any action which it reasonably considers will be onerous or prejudicial to the Company.

	7.5	If the Sellers do not request the Buyer to take action pursuant to paragraph 7.2 or shall fail to indemnify and secure the Company and the Buyer in accordance with paragraph 7.2 within fourteen days of the giving of notice to the Sellers, the Buyer and the Company shall be free to settle or pay the Claim on such terms as they shall in their absolute discretion think fit.

7.6

For the avoidance of doubt it is agreed and declared that nothing contained in this paragraph 7 shall oblige the Buyer to prevent the Company from making a payment of Taxation at the time necessary to avoid incurring any fine, penalty or interest in respect of any unpaid Taxation.

7.7

If the Sellers or the Company have committed acts or omissions which constitute or are alleged to constitute fraudulent or negligent conduct paragraphs 7.2 to 7.4 (inclusive) shall not apply and the Sellers shall cease to have any rights thereunder.

8	Recovery from Third Parties

8.1

If the Company or the Buyer recovers or becomes aware that it is entitled to recover from any third party (including any Taxation Authority but excluding the Company, the Buyer and any officer or employee of either of them) any amount which is referable to a Liability to Taxation in respect of which the Sellers have made payment under paragraph 3.1, the Buyer shall as soon as reasonably practicable give notice of that fact to the Sellers and shall take or procure that the Company takes (at the Sellers' expense and provided that the Sellers indemnify and secure the Buyer and the Company to the reasonable satisfaction of the Buyer against all losses, costs, damages and expenses which may be incurred thereby) any action necessary to effect such recovery which the Sellers may reasonably request in writing, and the Buyer shall repay to the Sellers the lesser of:

		8.1.1	the amount so recovered; and

8.1.2

the amount paid by the Sellers under paragraph 3.1 in respect of the Liability to Taxation in question less any part of such amount previously repaid to the Sellers under any provision of this schedule or elsewhere under this agreement or otherwise howsoever and less an amount equal to any Taxation which arises in consequence of such recovery.

8.2

Where the Sellers have made payment to the Buyer in relation to such a charge, mortgage or other power as is mentioned in paragraph 3.8 and they or any of them obtain a certificate of discharge in relation thereto pursuant to the provisions of section 239 IHTA, the Buyer shall, no later than five Business Days following the presentation to the Buyer of such certificate of discharge, make repayment to the Sellers of an amount equal to the lesser of:-

		8.2.1	the sum to which such certificate of discharge relates; and

8.2.2

the amount paid by the Sellers under paragraph 3.8 in respect of the charge, mortgage or other power in question less any part of such previously repaid to the Sellers under any provision of this schedule or elsewhere under this agreement or otherwise howsoever.

9	Reliefs

9.1

If a Liability to Taxation under paragraph 3, which has resulted in a payment by the Sellers under Part 3 of this schedule, has given rise to a Relief for the Company which would not otherwise have arisen, the Sellers shall be entitled to request the preparation, at their own expense, of a certificate (a "Relief Certificate"). The Relief Certificate shall be prepared by the Auditors and shall state the amount of such Relief (if any) and show in detail how such amount is determined.

9.2

If the amount stated in a Relief Certificate is used to eliminate or reduce an Actual Liability to Taxation, then the Buyer shall pay to the Sellers (in such proportion as the Sellers shall notify to the Buyer) an amount equal to the lesser of-

		9.2.1	the Actual Liability to Taxation which has been eliminated; or

		9.2.2	the amount by which such Actual Liability to Taxation is reduced.

9.3

Payment shall be due by the Buyer under this paragraph 9 on the date on which the payment of the Actual Liability to Taxation is or would have been due or, where appropriate, the date on which the Company receives a repayment in respect of the Relief. The amount which the Buyer is liable to pay hereunder shall not in any case exceed the amount paid by the Sellers under this schedule in respect of the Liability to Taxation which has given rise to the Relief in question.

10	Supplemental Provisions

10.1

All payments by the Sellers under this schedule shall be treated as repayments by the Sellers of the consideration paid for the Shares pursuant to this agreement provided that this paragraph 10.1 shall not operate to limit the liability of the Sellers hereunder.

10.2

The Sellers shall remain liable under this schedule if any Liability to Taxation which is the subject of this schedule is or has been discharged by the Buyer or the Company whether before or after the date of this agreement.

Schedule 8
Conduct of Business During the Earn Out Period

During the Earn Out Period the following provisions shall apply:

1	The Company shall carry on its activities in the ordinary, usual and normal course in an efficient and business like manner on sound commercial profit making principles.

2

The Company shall not compete with the Buyer or any member of the Buyer's Group in relation to any of the products or services in the Buyer's or any member of the Buyer's Group's portfolio of products and services. The Buyer shall not (and shall procure that no member of the Buyer's Group shall) compete with the Company in relation to any of the products or services in the Company’s portfolio of products and services.

3	Subject to paragraph 23, the Company shall be managed by the board of directors for the time being of the Company (the "Board") who shall have full operational management authority.

4

Subject to paragraph 23, the maximum number of directors at any one time on the Board shall be four. The Buyer shall be entitled to appoint two directors and the Managers shall together be entitled to appoint two directors. The Buyer and the Managers shall take all necessary steps to ensure that such nominees are appointed Directors. The first Directors deemed to be appointed by the Managers shall be Stuart Hobbs and Mark James Hla and the first Directors appointed by the Buyer shall be Nigel Nicholas and Peter Ahman. Any person appointed as a Director by the Buyer or the Managers may be removed from the Board by the person who so appointed them, who may then appoint another person in his place. During the Earn Out Period only, and provided that the monthly management accounts (to be provided in accordance with paragraph 10) shall show over any rolling three month period that the Company is anticipated to achieve annual Profits of at least 80% of each of the target Profit of, £725,000 in the 12 months ending 31st March 2009 and £1,025,000 in the 12 months ending 31st March in 2010 then Stuart Hobbs (or such other person as the Managers may nominate) shall be entitled to act as Chairman of the Board and shall have a casting vote. At the end of the second Cash Consideration according to Clause 3.1.3, or if at any time the management accounts show that the Company is unlikely to achieve 80% of the required Profit target for each quarter in the year ended 31st March 2009 (as stated above) then the Buyer shall be entitled to designate who shall be the Chairman of the Board in place of Stuart Hobbs (or such other person as the Managers have nominated).

5

The salary and remuneration packages of the Managers shall be determined by the Board. During the Earn Out Period the base salary of Mark Hla shall not exceed £70,000 per annum. Bonuses, commission payments and overtime may be agreed by the Board in addition to his basic salary, but his overall remuneration package shall not exceed £100,000 per annum in aggregate without the prior approval of the Buyer. During the Earn Out Period the salary payable to Stuart Hobbs shall not exceed £50,000 per annum. Bonuses, commission payments and overtime may be agreed by the Board in addition to his basic salary, but his overall remuneration package shall not exceed £100,000 per annum in aggregate without the prior approval of the Buyer. In accordance with the contract terms of his appointment he will be required to devote such time and attention to the Company as is required to ensure the profit targets set out in the Business Plan are achieved. Subject to sub-paragraph 25 (s) of this Schedule, salaries of other senior staff shall be at the discretion of the Board.

6

The Managers shall not be engaged in any other business interests to those of the Company without the prior consent of the Buyer. In this regard the Buyer shall have regard to the materiality of any impact of such business interests on the Company and the compliance of the relevant Seller with the terms of his Service Agreement. Provided that anticipated annualised profit levels are within those specified in paragraph 4 (namely 80% of each of the target Profit of £ 725,000 in the 12 months ending 31st March 2009 and £1,025,000 the 12 months ending 31st March 2010) Stuart Hobbs will be permitted to act as a part time non-executive director for no more than three separate independent companies with the prior approval of the Buyer (such approval not to be unreasonably withheld or delayed where such independent companies are not competitors of the Company or the Buyer).

7

If a Manager acts in any way which is in material and deliberate breach of the terms of his Service Agreement, or the terms of this agreement, and does not remedy such breach within 28 days of receiving written notice requiring its remedy then (without prejudice to the provisions of paragraph 4 above) that Manager shall, if so required by the Buyer, immediately resign as a director, but not as an employee of the Company.

8	Unless otherwise agreed by the Buyer, Board meetings shall be held monthly.

9

The Company shall at all times maintain accurate and complete accounting and other financial records in accordance with the requirements of all applicable laws and generally accepted principles applicable in the UK and, subject thereto, on the basis of the same accounting standards and principles as the Buyer shall apply to its own accounting and other financial records;

10	The Buyer and its authorised representatives shall be allowed access at all reasonable times to examine the books and records of the Company;

11

The Company shall prepare monthly management accounts in respect of the Company in such form as the Buyer shall reasonably require and shall send copies to the Buyer and to each Manager within 20 days of the end of the month in question;

12

The Company shall prepare and send copies to the Buyer and to each Manager within 23 days of the end of each month a management report covering commercial activity of the Company in a format required by the Buyer from time to time;

13

The Company shall take out and maintain valid insurances in respect of all its insurable assets and business against all the risks which are normally issued against by companies carrying on similar business for such amounts as are in the circumstances prudent;

14

The Company shall wherever possible use the standard terms of business (including, without limit, the terms on which software shall be licensed to customers) and other standard documentation produced by the Buyer (acting reasonably) from time to time;

15	The Buyer or its duly authorised agent(s) shall be entitled at all reasonable times to have access to any property used by any member of the Company to inspect the same.

16

Nothing will be done or agreed to be done without the approval of the Board which has the effect of artificially increasing or inflating (or decreasing or deflating) the profitability of the Company for any relevant financial period above the level which would have been achieved had the Company's business been carried on in the usual, ordinary and normal course.

17

The Buyer will ensure that the Company is provided with sufficient financial resources to enable it to achieve the forecasts set out in the Business Plan. The cash will be managed centrally by the Buyer and sufficient cash will be supplied to the company on a month by month basis to ensure it meets its liabilities and can make the investments agreed by the Board in line with its Business Plan. The cash generated which in excess of the amount needed to meet the Company’s liabilities and investments will be transferred into a Group bank account nominated by the Buyer. The specific cash to be retained in the Company on a month by month basis shall be as set out in the Business Plan. The relevant figure which will be retained at the end of any month is the following months budgeted expenditure as shown on the Rounded Cash Retained figure contained in the Business Plan.

18	The invoicing of goods, products and services will be effected in the usual, ordinary and normal course and will not be accelerated or advanced.

19	The purchasing of stock and expenditure on capital and other items (including marketing) will be effected in the usual, ordinary and normal course and will not be delayed or postponed.

20	Equipment will be maintained and repaired in the usual, ordinary and normal course.

21	No Manager will enter into any contract or agreement under which the Company may incur costs or liabilities in excess of £25,000 with any customer or third party which purports to bind the Company unless such contract terms have been previously approved in writing by the Buyer, such approval not be unreasonably withheld or delayed by the Buyer

22	All transactions and arrangements between any member of the Company and any customer or client of any member of the Buyer’s Group shall be on normal arms length terms.

23

The Company will not do or agree to do anything which has the effect of artificially reducing the overheads of the Company below the level which would have been required had the Company's business been carried on in the usual, ordinary and normal course

24

Notwithstanding the provisions of paragraphs 3 and 4, if any Manager or the Company is in breach of any of the provisions of this Schedule and shall fail to rectify such breach within 14 days of written notice from the Buyer or if the monthly management accounts shall show the anticipated annualised profit levels are below those specified in paragraph 4 then the maximum limit to the number of directors under paragraph 4 shall cease to apply and the Buyer shall be entitled to appoint further persons as directors of the Company to operate the business of the Company and following any such appointment the Buyer shall use its reasonable endeavours to procure that the business of the Company is run in the ordinary and normal course.

25	The Company shall not without the prior consent of both the Buyer and the Managers (whose consent shall not be unreasonably withheld or delayed):

	(a)	issue any loan capital or enter into any commitment with any person with respect to the issue of any loan capital;

	(b)	make any borrowing;

	(c)	enter into any composition or scheme of arrangement with its creditors;

(d)

engage in any business other than the business of the Company as carried on at Completion (the “Business”) or make any material change in the nature of the Business or in the conduct of the Company's affairs;

(e)

form any subsidiary or acquire shares in any other company or participate in any partnership or joint venture (incorporated or not) or appoint any distributor or agent of its products or enter into any similar arrangements, whether in the UK or overseas;

	(f)	enter into any revenue sharing or licensing arrangement;

	(g)	close down any business operation;

	(h)	amalgamate or merge the Business with any other company or business undertaking;

(i)

enter into any transaction or arrangement of any nature whatsoever with any of the Managers or any member of the Buyer's Group; or with any person who is connected (within the meaning of section 839 Taxes Act) to any of the same whether or not any other person shall be party to such transaction arrangement;

	(j)	enter into any arrangement, contract or transaction outside the normal course of its business or otherwise than on arms length terms;

(k)

sell or otherwise dispose of or grant any rights (by licence or otherwise) in or over any intellectual property owned or used by the Company otherwise than in the ordinary, usual and normal course of business;

(l)

enter into any contract or commitment under which it may incur costs (charged by a person outside the Company) in excess of £25,000 or which may not be fulfilled or completed within the period of one year;

	(m)	change its auditors from the auditors from time to time of the Buyer or alter its accounting reference date;

	(n)	make any loan or grant any credit (other than in the normal course of trading) or give any guarantee (other than in the normal course of trading) or indemnity;

	(o)	factor or assign any of the book debts of the Company;

(p)	establish or amend any share option scheme or pension scheme;

(q)

pay any bonuses to the Managers or establish or amend any profit sharing, bonus or other incentive scheme of any nature for any of the Managers other than as permitted in accordance with this schedule;

(r)

employ anyone other than on the standard terms of employment which shall be notified to the Company by the Buyer (acting reasonably) from time to time other than as permitted in accordance with this schedule;

(s)

employ or contract with anyone who is connected with any of the Sellers or the Buyer, or any of the Buyer’s officers or shareholders, or employ or contract with anyone on terms that their appointment shall exceed three months or whose appointment is only terminable on more than three month's notice;

(t)	enter into any contract for the provision of services to any member of the Company by any person whom the Inland Revenue may regard as being employed by the Company for Taxation purposes;

(u)	authorise or incur or agree to incur any capital expenditure not specified in the Business Plan in excess of £10,000 per item or £50,000 in aggregate in any one year;

(v)	issue any legal or administrative or arbitration proceedings against any customer or any third party whatsoever.

PROVIDED ALWAYS THAT the Buyer may take such action as is necessary to (i) comply with all and any statutory obligations or regulations of any regulatory or governmental body or any securities exchange to which it is subject or submits, wherever situated, including (without limitation) the Securities Exchange Commission whether or not such regulations have the force of law, (ii) optimise the tax position of the Buyer's Group from time to time, taken as a whole, and (iii) in the circumstances where the relevant Manager is no longer an employee or director of the Company or any member of the Company properly manage and carry on the business of the Company or relevant member of the Company, PROVIDED THAT appropriate adjustments shall be made such that any such action (in (i), (ii) or (iii) above) shall not result in an adverse impact on the Company's working capital or reduce the Profit in any period.

26	the Company shall promptly on request from the Buyer provide information as requested by the Buyer in relation to the business activities and finances of the Company;

27

the Company shall ensure that all documents in relation to the affairs and activities of each member of the Company are promptly filed with the relevant authority or registrar within the relevant filing deadlines applicable to such documents;

28

the Company and the Managers shall comply with all such regulations and requirements which might be necessary having regard to the fact that the Company and its subsidiaries from time to time are members of a group of companies of which the shares of the ultimate holding company are listed on SEC ; and

29	the Company and the Managers shall comply with all policies and rules issued by the Buyer from time to time in relation to paragraph 28 above.

30	for the purposes of sub-paragraph 25(s) above the expression ‘connected’ shall be interpreted in the same manner as set out in clause 1.6.

31	the Company shall continue to repay the Director’s Loan at the same rate as which it was being repaid prior to the date of this agreement.

Schedule 9
Provisions Applying on the Exercise of the Right to Buy Back the Shares

In the event that Stuart Hobbs exercises the right to buy back the Shares pursuant to clause 3.4 then the following provisions shall apply:

1. Upon completion of the buy back of the Shares by Stuart Hobbs the Buyer shall deliver to him:

(i) executed transfers transferring the Shares to him or to his nominee(s);

(ii) the share certificates for the Shares or an indemnity in the agreed form in respect of any missing certificates;

(iii) any waiver, consent or other document necessary to give Stuart Hobbs or his nominee(s) full legal and beneficial ownership of the Shares;

(iv) a copy (certified by a solicitor as being a true copy) of any power of attorney under which any document to be delivered to Stuart Hobbs pursuant to this schedule 9 has been executed together with a power of attorney in the agreed form given by the Buyer in favour of Stuart Hobbs enabling him to exercise all voting and other rights attaching to the Shares prior to the transfer of the Shares to him being registered in the register of members of the Company;

(v) each register, minute book and other book required to be kept by the Company under the Companies Acts (in each case written up to completion of the buy-back), each certificate of incorporation and certificate of incorporation on change of name for the Company and the common seal (if any) of the Company;

(vi) in relation to each bank account maintained by the Company:

       a copy of the mandate for that account; and

       all cheque books in respect of that account;

(vii) all credit, debit or other cards in the name of or for the account of the Company in the possession of any person resigning from his office or employment on Completion;

(viii) the deeds, certificates and other documents of title to the assets of the Company including registration certificates and files for applications and oppositions or other registry proceedings in respect of the Company Intellectual Property together with all applicable documentation and information relating to the Domain Names;

(ix) all motor vehicles owned by the Company but in the possession of any person resigning from his office or employment on Completion, together with all keys, registration documents and certificates of insurance in respect thereof; and

2. At completion of the buy-back of the Shares the Buyer shall be deemed without further formality) to have undertaken with Stuart Hobbs that it will not, either solely or jointly with or through any other person, on its own account or as agent, manager, advisor or consultant for any other person or otherwise howsoever:

(i) during the period of 12 months (‘the Post Buy-back Restriction Period’) from the date on which the buy-back of the Shares is completed (‘the Buy-back Completion Date’) carry on or be engaged, concerned or interested in, or assist, a business which competes, directly or indirectly, with a business of the Company as operated at the Buy-back Completion Date in a territory in which such business is operated at that date;

(ii) during the Post Buy-back Restriction Period solicit custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the Buy-back Completion Date, such person having been a customer of the Company in respect of such goods and/or services during such period;

(iii) during the Post Buy-back Restriction Period accept custom or business from any person in respect of goods and/or services competitive with those manufactured and/or supplied by the Company during the period of 12 months prior to the Buy-back Completion Date, such person having been a customer of the Company in respect of such goods and/or services during such period;

(iv) during the Post Buy-back Restriction Period place custom or business with any person in respect of goods and/or services the same as or similar to those supplied to the Company during the period of 12 months prior to the Buy-back Completion Date, such person having been a supplier to the Company in respect of such goods and/or services during such period;

(v) during the Post Buy-back Restriction Period induce, solicit or endeavour to entice to leave the service or employment of the Company any person who, during the period of 12 months prior to the Buy-back Completion Date, was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company;

(vi) during the Post Buy-back Restriction Period employ any person who, during the period of 12 months prior to the Buy-back Completion Date was an employee of the Company occupying a senior, managerial, technical, sales or research position or was a consultant of the Company or carried out duties for and on behalf of the Company and who (in any such case) is in possession of Confidential Information or able to influence the client, customer, supplier or other relationships or connections of the Company;

(vii) in relation to a business which is competitive with the business of the Company as carried on at the Buy-back Completion Date use any of the Company Intellectual Property (in particular, a name including the word "Pure") or use in that context anything which is intended, or is likely, to be confused with any of the Company Intellectual Property; or

(viii) do or say anything which is harmful to the Company’s reputation or which may lead a person to cease to deal with the Company on substantially equivalent terms to those previously offered or at all;

PROVIDED ALWAYS that provided always that nothing contained in paragraphs 2(i) to (iv) inclusive above shall prevent the Buyer from doing any of the following, namely:

(ix) continuing to carry on or be engaged, concerned or interested in, or assist, a business in which it was engaged at the Completion Date;

(x) soliciting or accepting the custom or business from any person in respect of goods and/or services which the Buyer has supplied at any time after the Completion Date to any person who is or was a customer of the Company, provided that such goods and/or services are not the same as or substantially similar to those supplied by the Company at any time during the period of 12 months prior to the Completion Date.

3. Each restriction in paragraph 2 above shall constitute an entirely independent restriction on the Buyers and if one or more of the restrictions is held to be against the public interest or unlawful or in any way an unreasonable restraint of trade, or unenforceable in whole or in part for any reason, the remaining restrictions or parts thereof (as appropriate) shall continue to bind the Buyers.

4. The Buyers, having taken independent advice, agree that the restrictions in paragraph 2 above are reasonable and entered into for the purpose of protecting the goodwill of the Company. If, however, any restriction in paragraph 2 above shall be held to be void but would be valid if deleted in part or reduced in application, such undertaking shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

Schedule 10
Details of the Properties

Address of Property	Details of lease or other document under which such property is occupied by the Company
First Floor, 11 Old Stein, Brighton	Heads of Terms dated 6th September 2007 a copy of which appears at pages 103 to 104 inclusive of the Disclosure Documents
Second, Third and Fourth Floors, 11 Old Stein, Brighton	Lease dated 30th April 2003 a copy of which appears at pages 112 to 120 and 125 to 132 inclusive of the Disclosure Documents
First Floor Front and First Floor Rear, 69 Grand Parade, Brighton	Licence to Occupy dated 25th June 2007 a copy of which appears at pages 134 to 140 inclusive of the Disclosure Documents
Units A to D, South Wing, New England House Business Centre, New England Street, Brighton	Lease dated a copy of which (together with associated documentation) appears at pages 681 to 749 of the Disclosure Documents

Schedule 11
Payment of the Seller’s Fees

To the Sellers’ Solicitors – fees (inclusive of any foreign lawyer’s fees) in the sum of £15,000 plus VAT plus any disbursements incurred provided that such disbursements do not exceed £250 in total

To the Seller’s broker namely Mr Barry Parsons – fees in the sum of £10,000 plus VAT plus a further additional payment of £20,000 which shall be satisfied by the allotment at Completion of such number of Ordinary Shares which when multiplied by $0.10 USD per share is equal to such sum (assuming a £ - $ USD exchange rate of £1 = $2 USD).

Schedule 12
The Business Plan

EXECUTED AND DELIVERED AS A DEED by	)
DARRON BROAD	)
in the presence of:	)	/s/ Darron Broad

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
DARREN FELL	)
in the presence of:	)	/s/ Darren Fell

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
MARK HLA	)
in the presence of:	)	/s/ Mark Hla

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
ASH RICHARDS	)
in the presence of:	)	/s/ Ash Richards

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
STUART HOBBS	)
in the presence of:	)	/s/ Stuart Hobbs

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
TIM BROWN	)
in the presence of:	)	/s/ Tim Brown

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED by	)
ROGER NORTH-ROW	)
in the presence of:	)	/s/ Roger North-Row

………………………………………………
Witness signature

………………………………………………
Witness name

………………………………………………
Witness address

………………………………………………
Witness occupation

EXECUTED AND DELIVERED AS A DEED BY	)	/s/ Peter Ahman
MobiVentures Inc.	) Director
acting by:	)

…………………………………………
Director / Secretary